Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238952

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Class A ordinary shares, par value US$0.00002 per share(4)	152,950,000	US$29.16	US$4,460,022,000	US$578,910.86

(1)

Includes 19,950,000 Class A ordinary shares, par value US$0.00002 per share, offered to cover the underwriters’ over-allotment. To facilitate the settlement of the over-allocations, Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Huang River Investment Limited, pursuant to which Merrill Lynch International may borrow 19,950,000 Class A ordinary shares from Huang River Investment Limited.

(2)

Calculated based on an exchange rate of HK$7.7499 to US$1.00 as of June 5, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. The offering price is HK$226.00 per Class A ordinary share.

(3)	Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
(4)

Includes all Class A ordinary shares in the Global Offering (as defined in this prospectus supplement under the caption “Underwriting”). Such Class A ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under registration statements on Form F-6 initially filed on May 9, 2014 (File No. 333-195849) and December 15, 2014 (File No. 333-200954). Each such ADS represents two Class A ordinary shares.

Prospectus Supplement

(To Prospectus dated June 5, 2020)

JD.com, Inc.

133,000,000 Class A Ordinary Shares

We are offering 133,000,000 Class A ordinary shares, par value US$0.00002 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 117,040,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 15,960,000 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$226.00 per Class A ordinary share, or approximately US$29.16 per Class A ordinary share based on an exchange rate of HK$7.7499 to US$1.00.

Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “JD.” On June 10, 2020, the last reported trading price of our ADSs on Nasdaq was US$60.70 per ADS, or HK$235.21 per Class A ordinary share, based upon an exchange rate of HK$7.7499 to US$1.00. Each ADS represents two Class A ordinary shares.

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules, for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “9618.”

See “Risk Factors” beginning on page S-13 for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$226.00 PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share			Total
Public offering price	HK$	226.00	(1)	HK$	30,058,000,000.00
Underwriting discounts and commissions(2)	HK$	1.5150		HK$	201,497,400.00
Proceeds to us (before expenses) (3)	HK$	224.4850		HK$	29,856,502,600.00

(1)

Equivalent to US$58.32 per ADS, based upon each ADS representing two Class A ordinary shares and an exchange rate of HK$7.7499 to US$1.00 as of June 5, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)	See “Underwriting” beginning on page S-53 of this prospectus supplement for additional information regarding total underwriting compensation.
(3)	Includes estimated net proceeds of HK$3,606,960,000.00 from the sale of 15,960,000 Class A ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by Merrill Lynch (Asia Pacific) Limited, UBS AG Hong Kong Branch and CLSA Limited, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 19,950,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Huang River Investment Limited to facilitate the settlement of over-allocations. Merrill Lynch International is obligated to return Class A ordinary shares to Huang River Investment Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Huang River Investment Limited for the loan of these Class A ordinary shares.

The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around June 18, 2020.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

BofA Securities	UBS	CLSA

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

BOCI	CCBI	China Renaissance	ICBCI	Jefferies

Joint Bookrunners and Joint Lead Managers

ABCI	BOCOM International	CMBI	Guotai Junan	Haitong International	Huatai International	Mizuho Securities	Nomura

The date of this prospectus supplement is June 11, 2020.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, Huang River Investment Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Huang River Investment Limited or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-238952) that we filed with the SEC on June 5, 2020 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refer to our American depositary shares, each of which represents two Class A ordinary shares;

•

“annual active customer accounts” refer to customer accounts that made at least one purchase during the twelve months ended on the respective dates, including both online retail and online marketplace;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“HK$” and “Hong Kong dollars” are to the legal currency of the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.00002 per share;

•	“RMB” refers to the legal currency of China;

•	“U.S. dollars,” “US$,” “dollars” and “$” refer to the legal currency of the United States; and

•	“we,” “us,” “our company” and “our” refer to JD.com, Inc., its subsidiaries and its consolidated variable interest entities and their subsidiaries.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB7.0808 to US$1.00, the exchange rate in effect as of March 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On June 5, 2020, the exchange rate was RMB7.0808 to US$1.00.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to JD.com, Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under JD.com, Inc., CIK number 0001549802.

Our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April  15, 2020, as amended by Amendment No. 1 thereto filed with the SEC on May 29, 2020 (File No. 001-36450), or our 2019 Form 20-F, our current report on Form 6-K we furnished to the SEC on June 5, 2020 and Exhibits 1.1 and 4.1 to our current report on Form 6-K we furnished to the SEC on June 11, 2020, are incorporated by reference into the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

JD.com, Inc.

20th Floor, Building A, No. 18 Kechuang 11 Street

Yizhuang Economic and Technological Development Zone

Daxing District, Beijing 101111

The People’s Republic of China

+86 10 8911-8888

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the retail and online retail markets in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with customers, suppliers and third-party merchants;

•	our plans to invest in our fulfillment infrastructure and technology platform as well as new business initiatives;

•	competition in our industry; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our Class A ordinary shares. You should carefully read the entire prospectus before investing, including “Risk Factors,” and including the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2019 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2017, 2018 and 2019 and for the twelve months ended December 31, 2017, 2018 and 2019, and our current report on Form 6-K furnished to the SEC on June 5, 2020, which contains our unaudited interim condensed consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2019 and 2020, are both incorporated by reference.

JD.com, Inc.

Our Mission

Powered by Technology for a More Productive and Sustainable World.

Overview

We are a leading technology driven e-commerce company transforming to become a leading supply chain-based technology and service provider. We generated total net revenues of RMB362.3 billion, RMB462.0 billion and RMB576.9 billion in 2017, 2018 and 2019, respectively. We incurred net losses from continuing operations of RMB19 million and RMB2,801 million in 2017 and 2018, respectively, and generated net income from continuing operations of RMB11,890 million in 2019.

Overview of Our E-commerce Business

We are the largest retail company in China by total revenues in 2019, according to Fortune Global 500. We believe our scale and market leadership are built upon our competitive edge in customer experience and operational efficiency, as well as our commitment to strategically invest in technology and logistics infrastructure for the long term.

Providing superior customer experience is our top priority. Our e-commerce business offers customers a wide selection of authentic products at competitive prices. We have built and operate our own nationwide fulfillment infrastructure that supports our e-commerce business. Our speedy, efficient and reliable fulfillment services ensure a high degree of customer satisfaction. We offer an enjoyable online shopping experience mainly through our content-rich, user-friendly and highly personalized mobile apps and website www.jd.com. We also provide comprehensive customer services and convenient payment options. Owing to the superior customer experience we provide, our loyal customer base has expanded rapidly. We had 292.5 million, 305.3 million and 362.0 million annual active customer accounts in 2017, 2018 and 2019, respectively.

We operate online retail and marketplace e-commerce businesses. In our online retail business, we purchase products from suppliers and sell them directly to our customers. We offer a wide range of product categories through our online retail business, including electronics products, home appliances and a large variety of other general merchandise categories. We have established strong relationships with our suppliers as our online retail business grows rapidly over time. As of December 31, 2019, we sourced products from over 24,000 suppliers.

Timely and reliable fulfillment is critical to our success. We believe we have the largest fulfillment infrastructure of any e-commerce company in China. Leveraging this nationwide fulfillment capability, we deliver a majority of the orders to customers by ourselves. In 2019, we further improved our efficiency in more cities, especially the less developed areas, as we continued to expand our same day and next day delivery service in these areas. Our fulfillment services have been proven to be highly reliable in response to customer needs, particularly in the event of business disruptions, such as during the recent COVID-19 outbreak.

We launched our online marketplace in October 2010, and have since then been continually adding third-party merchants and introducing new products and services, including premium international brands, to our customers. As of December 31, 2019, our online marketplace had over 270,000 third-party merchants, who are held to high standards for transacting with our customers. We aim to offer our customers with consistently high-quality online shopping experience regardless they purchase from us or third-party merchants. To this end, we require all third-party merchants to meet our strict standards for product authenticity and service reliability, and closely monitor their performance and activities on our online marketplace.

We provide a variety of digital marketing services to marketers on our e-commerce platform, including suppliers to our online retail business, third-party merchants on our online marketplace and other partners. Powered by AI technology, our digital marketing platform provides our marketing customers with comprehensive digital branding and performance-based marketing solutions and various effective measurement tools, which help them reach targeted audiences, attract and retain customers and improve their returns. Our digital marketing platform also features automatic marketing operation including online marketing message creation, targeting, bidding, deployment and budget allocation, which enables marketers to manage their digital marketing strategy and spending in a convenient and efficient manner.

We are exploring a variety of omni-channel initiatives to meet our customers’ ever-growing demand. We believe we are well-positioned to empower traditional offline retailers by capitalizing on our strong online presence, industry know-how and omni-channel technology and systems. We collaborate with Walmart on e-commerce by launching Walmart and Sam’s Club Flagship Stores on our platform and providing fulfillment solutions to them. Through our strategic partnership with Dada Nexus Limited, or Dada Group, a leading platform for local on-demand retail and delivery in China, Dada Group has been cooperating with JD Logistics to provide our customers with on-demand and last-mile delivery services of a wide selection of grocery and other fresh products through JD-Daojia. We are also exploring in the offline retail market through 7FRESH, our offline fresh food markets, experimenting on the omni-channel model.

Our proprietary and scalable technology platform enhances user experience, improves operating efficiency and supports the growth in our e-commerce business. Leveraging machine-learning technology and massive data sets amassed from online purchase behaviors, we curate personalized product recommendations and push targeted promotions. We utilize AI technology to refine our merchandise sourcing strategy, allowing us to efficiently manage our inventory and control cost. With consumer insights generated from big data analytics, we provide tailor-made products through customer-to-manufacturer production, which increase sales and enhance customer satisfaction.

Overview of Our Supply Chain-based Technologies and Services

Today, we are transforming to become a leading supply chain-based technology and service provider. We take a holistic view on the supply chain covering from upstream manufacturing and procurement, logistics, distribution and retail to end customers.

With our leading position in the retail industry, we have established strong relationships with numerous suppliers, brands and partners. We leverage such relationships and our retail technology capability to provide them with a variety of service solutions. Over the past decade, we have also built a highly scalable and reliable logistics infrastructure and technology platform for our retail business. We are opening up logistics infrastructure and technology platform to third parties with comprehensive logistic services and technology solutions.

Technology is crucial to our achievements today and continued success in the future. It enables better customer experience, more customer cost savings and higher efficiency, while it also serves as a foundation to export our capabilities to enhance productivity and innovation across a multitude of industries in China.

Logistics Services

We made our strategic decision in 2007 to invest in and build our own nationwide fulfillment infrastructure. As of December 31, 2019, our nationwide fulfillment infrastructure covered almost all counties and districts across China, with a network of over 700 warehouses with an aggregate gross floor area of approximately 16.9 million square meters in 89 cities, including warehouse space managed under the JD Logistics Open Warehouse Platform. In addition, we had a team of over 132,200 delivery personnel and 43,700 warehouse staff as of December 31, 2019. Our fulfillment infrastructure is powered by proprietary smart logistics and automation technologies, such as intelligent hardware, robotics, voice recognition, computer vision and deep learning, which allow us to continuously improve our operational efficiency. With full control of the logistics network and associated data flow, we are able to optimize operations and modularize processes so as to ensure scalability and efficiency.

Over the past decade, we have consistently provided superior fulfillment services to our online retail customers, which has been well supported by our self-operated integrated logistics infrastructure and technology platform. We also open up our leading logistics infrastructure to our third-party merchants and partners beyond our e-commerce business. We are expanding our logistics services to partners across various industries, as well as individual users. We provide services relating to almost all aspects of logistics operation, including warehousing management, storage, long-haul transportation, express and on-demand delivery and cold-chain and cross-border services, among others. We offer integrated supply chain management solutions to customers in various vertical markets. We also provide technology solutions for logistics operations to enable customers to transparently and effectively monitor, manage and optimize their logistic workflows.

Our Retail Technology Services and Other Technology Initiatives

Capitalizing on our retail data, infrastructure and technology, we commercialize our retail capability into services we offer to brands and partners in the retail industry. Through such services, we believe we can create, together with our partners, a more advanced and comprehensive retail ecosystem to reach and serve more consumers, wherever and whenever they shop.

We operate a technology service platform Kepler which provides comprehensive services for our partners to conduct online retail leveraging traffic on third-party channels. For example, we help brands set up Mini Programs on Tencent’s Weixin and provide one-stop services including mini-program creation, product selection and pricing, digital marketing, inventory management, fulfillment and customer services. Such services are especially valuable for brands with less sophisticated online retail experience but wish to boost sales through emerging mobile internet channels. In addition, powered by predictive analytics utilizing AI and big data, we also offer services to traditional brick-and-mortar retailers to optimize offline stores’ operation by recommending product selection based on local consumers’ preferences while managing stocks at optimum inventory level.

We have developed robust supply-chain based technology in three key areas, namely AI, Big data analytics and Cloud computing. We have world-class scientists and a large team of AI engineers. Our technology achievements have been well recognized globally and we strive to deliver best-in-class services to our customers and become the most trusted technology service provider in the industry. For example, we built a smart supply-chain platform NeuHub in April 2018, which consists of cloud-based AI infrastructure. It also includes application-level products supporting many use cases that are applicable to our business and ecosystem, as well as customers across industries.

Our Competitive Strengths

“Customer-first” is our most important business philosophy. We believe our superior customer experience, cost saving and operational efficiency are the core of our strengths, which differentiate us from competitors in customers’ minds and have helped us establish our market leadership over the years. These core strengths are fundamentally supported by our technology and team, and include:

•	China’s largest retailer with substantial economies of scale;

•	Superior customer experience;

•	Relentless focus on operational efficiency;

•	Proprietary supply chain-based technology platform with strong service capabilities; and

•	Experienced management team and strong corporate culture.

Our Growth Strategies

Our strategies are centered on sustainable and quality growth, which we expect to achieve by further solidifying the market leadership of our e-commerce business, and developing our supply chain-based technology service capabilities to empower the players across the industry value chain. Our team, organization structure and corporate culture undergird the successful execution of our growth strategies. These strategies include:

•	Further grow our scale and reinforce economies of scale;

•	Further boost customer experience through improved user engagement and grow our customer base;

•	Enhance our supply chain-based technology service capabilities; and

•	Strengthen our team, organization and culture.

Our Shareholding and Corporate Structure

Our Controlling Shareholders

Mr. Richard Qiangdong Liu, our chairman and chief executive officer, is interested in and controls, through Max Smart Limited, a company beneficially owned by him through a trust and of which he is the sole director, 14,000,000 Class A ordinary shares in the form of ADSs and 421,507,423 Class B ordinary shares. In addition, as of May 29, 2020, Fortune Rising Holdings Limited, of which Mr. Richard Qiangdong Liu is the sole shareholder and the sole director, holds 29,373,658 Class B ordinary shares for the purpose of transferring such shares to the plan participants according to awards under our share incentive plan, and administers the awards and acts according to our instruction. As of May 29, 2020, Mr. Liu controlled 78.4% of the aggregate voting power of our company, including 5.1% of the aggregate voting power of our company that he may exercise on behalf of Fortune Rising Holdings Limited. For additional information, see “Item 6.E. Directors, Senior Management and Employees—Share Ownership” in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Dual Class Voting Structure

Under our dual class voting structure, our share capital comprises Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise 20 votes, respectively, on any resolution tabled at our general meetings, except as may otherwise be required by law or provided for in our currently effective memorandum and articles of association. For additional information, see “Item 6.E. Directors, Senior Management and Employees—Share Ownership” in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

You are advised to be aware of the potential risks of investing in companies with a dual class voting structure, in particular that the interests of the beneficiary of this structure may not necessarily always be aligned with those of our shareholders as a whole, and that the beneficiary of this structure will be in a position to exert significant influence over the affairs of our company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. You should make the decision to invest in our company only after due and careful consideration. For further information about the risks associated with the dual class voting structure adopted by the Company, please refer to “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Our VIE Structure

Due to legal restrictions on certain of our businesses including value-added telecommunication services, we operate certain of our businesses in which foreign investment is restricted or prohibited in the PRC through various contractual arrangements with variable interest entities that are incorporated in the PRC and 100% owned by PRC citizens. As a result, we conduct or will conduct such business activities through our variable interest entities and their subsidiaries in the PRC. We have entered into certain contractual arrangements, as described in more detail in “Item 4. Information on the Company—A. History and Development of the Company” in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement. Those contractual arrangements collectively enable us to exercise effective control over the variable interest entities and realize substantially all of the economic benefits arising from the variable interest entities. As a result, we include the financial results of each of the variable interest entities in our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

Risk Factors

Our business and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. Some of the major risks we face include:

•	If we are unable to manage our growth or execute our strategies effectively, our business and prospectus may be materially and adversely affected;

•	We incurred significant net losses in the past and we may not be able to maintain profitability in the future;

•	If we are unable to provide superior customer experience, our business and reputation may be materially and adversely affected;

•	Any harm to our JD brand or reputation may materially and adversely affect our business and results of operations; and

•	If we are unable to offer products that attract purchases from new and existing customers, our business, financial condition and results of operations may be materially and adversely affected.

See “Risk Factors” on page S-13 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2019 Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 5, 2020, titled “JD.com, Inc. Supplemental and Updated Disclosures,” as well as other documents incorporated by reference into the accompanying prospectus.

Public Offering and Listing in Hong Kong

We are offering 133,000,000 Class A ordinary shares, par value US$0.00002 per share, as part of a Global Offering, consisting of an international offering of 117,040,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 15,960,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “9618.”

Fungibility and Conversion between ADSs and Class A Ordinary Shares

In connection with our public offering of ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See “Conversion between ADSs and Class A Ordinary Shares.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.”

Corporate Information

We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our website and certain of our businesses. Our American depositary shares, each of which represents two Class A ordinary shares, par value US$0.00002 per share, of our company, currently trade on The Nasdaq Global Select Market under the symbol “JD.”

Our principal executive offices are located at 20th Floor, Building A, No. 18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, the People’s Republic of China. Our telephone number at this address is +86 10 8911-8888. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with this offering. Our corporate website is www.jd.com. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Public Offering Price	HK$226.00, or US$29.16, per Class A ordinary share

The Global Offering	We are offering 133,000,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 117,040,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 15,960,000 Class A ordinary shares. For more information, see “Underwriting.”

Option to Purchase Additional Class A Ordinary Shares	We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 19,950,000 Class A ordinary shares at public offering price. Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Huang River Investment Limited to facilitate the settlement of over-allocations.

Class A Ordinary Shares Outstanding Immediately After the Global Offering	2,639,489,928 Class A ordinary shares (or 2,659,439,928 Class A ordinary shares if the Joint Representative exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding 19,510,724 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan.

Use of Proceeds	We estimate that we will receive net proceeds from the Global Offering of approximately HK$29,771 million, or US$3,841 million (or approximately HK$34,279 million, or US$4,423 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us (excluding the incentive fee to be paid by us at our sole discretion to the underwriters).

We expect to use the net proceeds from the Global Offering to invest in key supply chain-based technology initiatives to further enhance customer experience while improving operating efficiency. The supply chain based technologies can be applied to our key business operations including retail, logistics, and customer engagement. For example, we will (i) continue to invest in a series of key operational systems, such as smart pricing and inventory management system, intelligent customer service solutions and omni-channel smart retail platform; (ii) endeavor to digitalize our logistic capabilities through building a wide range of in-house systems such as warehouse automation system, optimal route planning system, as well as intelligent hardware; and (iii) continue attracting and nurturing world-

class software engineers, data scientists, AI experts and other R&D talents as well as expanding our intellectual property portfolio.

See “Use of Proceeds” and “Principal Shareholders” for more information.

Lock-up	We, Mr. Richard Qiangdong Liu, Huang River Investment Limited, a company wholly-owned by Tencent, and Walmart Inc., or Walmart, have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions. See “Shares Eligible for Future Sales” and “Underwriting—Lock-Up Agreements” for more information.

In addition, each of Newheight Holdings Ltd., a company wholly owned by Walmart, and Huang River Investment Limited, is subject to certain lock-up obligations pursuant to their respective subscription agreement or investor rights agreement with us. In the case of Walmart, Newheight Holdings Ltd. shall not transfer, pledge or otherwise dispose of any of our ordinary shares, ADSs or other similar securities before June 20, 2021 without our prior written consent, subject to certain limited exceptions. In the case of Tencent, Huang River Investment Limited shall not, and shall cause its subsidiaries not to, without our prior written consent, transfer, pledge or otherwise dispose of any of the 2,938,584 Class A ordinary shares we issued to Huang River Investment Limited on May 27, 2020 within a 12-month period following May 27, 2020 to any person other than Tencent Holdings Limited or subsidiaries thereof. See “Shares Eligible for Future Sale––Lock-up Agreements” and Exhibits 4.27 and 4.39 to our 2019 Form 20-F for more information on their respective lock-up obligations.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-13 and the other information included in this prospectus supplement and the accompanying prospectus, our 2019 Form 20-F, Exhibit 99.1 to our Current Report on Form 6-K furnished to the SEC on June 5, 2020, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.

Hong Kong Stock Exchange Code for the Class A Ordinary Shares	9618

Payment and Settlement	The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around June 18, 2020.

RISK FACTORS

Any investment in our Class A ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ordinary shares. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2019 Form 20-F, Exhibit 99.1 to our Current Report on Form 6-K furnished to the SEC on June 5, 2020, as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Shares, ADSs and the Global Offering

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

Our articles of association are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. For example, Rule 19C.07(7) of the Hong Kong Listing Rules provides that the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of a qualifying issuer, but our articles of association provide that at least one third of the aggregate voting power of our company is required to convene an extraordinary general meeting. We will put forth a resolution at or before our next annual general meeting to be held after the Global Offering to revise our articles of association to comply with Rule 19C.07(7) of the Hong Kong Listing Rules. The next annual general meeting after the Global Offering is expected to be held around mid-2021. Prior to the amendment to our articles of association, the minimum of one-third of the aggregate voting power of our company is still required to convene an extraordinary general meeting.

Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our Class A ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO, which could result in us having to amend our corporate structure and articles of association and our incurring of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to holders of our Class A ordinary shares and/or ADSs.

The trading price of our ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The trading price of our Class A ordinary shares, likewise, can be volatile for similar or different reasons. For example, the trading price of our ADSs ranged from US$20.18 to US$36.80 per ADS in 2019. In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in Hong Kong and/or the United States may affect the volatility in the prices of and trading volumes for our Class A ordinary shares and/or ADSs. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States, which consequently may impact the trading performance of our Class A ordinary shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States in early 2020, which may have a material and adverse effect on the trading price of our Class A ordinary shares and/or ADSs.

In addition to the above factors, the price and trading volume of our Class A ordinary shares and/or ADSs may be highly volatile due to multiple factors, including the following:

•	regulatory developments affecting us or our industry, customers, suppliers or third-party merchants;

•	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

•	changes in the economic performance or market valuations of other online retail or e-commerce companies;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	conditions in the online retail market;

•	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•	additions to or departures of our senior management;

•	political or market instability or disruptions, and actual or perceived social unrest in the United States, Hong Kong or other jurisdictions;

•	fluctuations of exchange rates among RMB, the Hong Kong dollar and the U.S. dollar;

•	release or expiry of lock-up or other transfer restrictions on our Class A ordinary shares or ADSs;

•	sales or perceived potential sales of additional Class A ordinary shares or ADSs;

•	any actual or alleged illegal acts of our senior management or other key employees;

•	any share repurchase program; and proceedings instituted by the SEC against PRC-based accounting firms, including our independent registered public accounting firm.

We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our Class A ordinary shares and/or ADSs and could diminish our cash reserves.

On December 25, 2018, our board of directors authorized a share repurchase program, under which we may repurchase up to US$1.0 billion of our ADSs or ordinary shares over the next 12 months through December 25,

2019. We repurchased a total of 2.3 million ADSs under this program, of which 1.4 million ADSs were repurchased at a weighted average price of US$21.48 per ADS, and 0.9 million ADSs were repurchased at a weighted average price of US$20.41 per ADS. On March 17, 2020, our board of directors authorized a share repurchase program, under which we may repurchase up to US$2.0 billion of our ADSs or ordinary shares over the next 24 months through March 17, 2022. From March 17, 2020 to the date of this prospectus supplement, we repurchased approximately 1.2 million ADSs at a weighted average price of US$37.04 per ADS. Our share repurchase programs could affect the price of our stock and increase volatility and may be suspended or terminated at any time.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs and trading volume could decline.

The trading market for our Class A ordinary shares and/or ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price of or trading volume for our Class A ordinary shares and/or ADSs to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares and/or ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares and/or ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares and/or ADSs. There is no guarantee that our Class A ordinary shares and/or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares and/or ADSs. You may not realize a return on your investment in our Class A ordinary shares and/or ADSs and you may even lose your entire investment in our Class A ordinary shares and/or ADSs.

Substantial future sales or perceived potential sales of our Class A ordinary shares and/or ADSs in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline.

Sales of our Class A ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could cause the market price of our Class A ordinary shares and/or ADSs to decline. As of May 29, 2020, we had 2,957,371,009 ordinary shares issued and outstanding, comprising of (i) 2,506,489,928 Class A ordinary shares (excluding the 19,510,724 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan), and (ii) 450,881,081 Class B ordinary shares. Among these shares, 1,837,119,432 Class A ordinary shares are in the form of ADSs, which are freely transferable without restriction or additional registration under the Securities Act. The remaining authorized but unissued Class A ordinary shares and the Class B ordinary shares will be available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Certain holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline.

Registered public accounting firms in China, including auditors of our consolidated financial statements in our prior annual reports on Form 20-F filed with the SEC, are not inspected by the U.S. Public Company Accounting Oversight Board, which deprives us and our investors of the benefits of such inspection.

Auditors of companies whose shares are registered with the SEC and traded publicly in the United States, including auditors of our consolidated financial statements in our prior annual reports on Form 20-F filed with the SEC, must be registered with the U.S. Public Company Accounting Oversight Board, or the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Auditors of our consolidated financial statements in our prior annual reports on Form 20-F filed with the SEC are located in, and organized under the laws of, the PRC, which is a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities. In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, or the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular the PRC’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as Nasdaq of issuers included on the SEC’s list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act (the “Kennedy Bill”). If passed by the U.S. House of Representatives and signed by the U.S. President, the Kennedy Bill would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over-the-counter” if the auditor of the registrant’s financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of any of such legislations or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, the market price of our ADSs could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if and when any of such proposed legislations will be enacted. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States.

This lack of PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of the audit procedures or quality control procedures of auditors of our consolidated financial statements in our prior annual reports on Form 20-F filed with the SEC as compared to auditors outside of China that are subject to PCAOB inspections, which could cause investors and potential investors of our Class A ordinary shares and/or ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability registered by way of continuation under the laws of the Cayman Islands. We conduct our operations in China and substantially all of our assets are located in China. In addition, our directors and executive officers, and some of the experts named in this prospectus supplement, reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult or impossible for you to effect service of process within the United States or Hong Kong upon us or these persons, or to bring an action against us or against these persons in the United States or Hong Kong in the event that you believe that your rights have been infringed under the U.S. federal securities laws, Hong Kong laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the Hong Kong courts or federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments). A judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. or Hong Kong courts under civil liability provisions of the U.S. federal securities law or Hong Kong law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. or Hong Kong courts would be enforceable in the Cayman Islands.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC

Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Since we are a Cayman Islands exempted company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States or Hong Kong.

Under the laws of some jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. Cayman Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in some U.S. jurisdictions. In addition, the circumstances in which a shareholder of a Cayman Islands company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States.

Furthermore, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under Hong Kong law or the laws of most U.S. jurisdictions. The directors of a Cayman Islands company, without shareholder approval, may implement a sale of any assets, property, part of the business, or securities of the company. Our ability to create and issue new classes or series of shares without shareholders’ approval could have the effect of delaying, deterring or preventing a change in control without any further action by our shareholders, including a tender offer to purchase our ordinary shares at a premium over then current market prices.

Furthermore, our memorandum and articles of association are specific to us and include certain provisions that may be different from common practices in Hong Kong, such as the absence of requirements that the appointment, removal and remuneration of auditors must be approved by a majority of our shareholders.

Our memorandum and articles of association contains anti-takeover provisions that could discourage a third party from acquiring us and adversely affect the rights of holders of our Class A ordinary shares and/or ADSs.

Our memorandum and articles of association contain certain provisions that could limit the ability of others to acquire control of our company, including a dual-class voting structure that gives disproportionate voting power to the Class B ordinary shares held by Max Smart Limited, a company wholly-owned by our chairman and chief executive officer, Mr. Richard Qiangdong Liu and of which he is the sole director, and those held by Fortune Rising Holdings Limited of which Mr. Liu is the sole shareholder and sole director. As of May 29, 2020, Mr. Liu beneficially owned 78.4% of the aggregate voting power of our company, including 5.1% of the aggregate voting power of our company that he may exercise on behalf of Fortune Rising Holdings Limited. Fortune Rising Holdings Limited holds the shares for the purpose of transferring such shares to the plan participants according to our awards under our share incentive plan, and administers the awards and acts according to our instruction. In addition, our memorandum and articles of association also contains a provision that grants authority to our board of directors to establish and issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.

As a Cayman Islands exempted company, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a Cayman Islands exempted company listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the Companies Law (2020 Revision) of the Cayman Islands nor our Memorandum and Articles requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. We follow home country practice with respect to annual meetings and did not hold an annual meeting of shareholders in 2019. We undertake we will (i) hold annual general meeting every year after the listing on the Hong Kong Stock Exchange and (ii) put forth a resolution at or before our next annual general meeting to be held after the listing on the Hong Kong Stock Exchange to revise our articles of association to comply with Rule 19C.07(4) of the Hong Kong Listing Rules, even though there may not be any resolutions to be approved by the shareholders at such meetings. If we choose to follow other home country practice in the future, our shareholders may be afforded less protection than they otherwise would under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could subject United States investors in the ADSs or ordinary shares to significant adverse tax consequences.

Depending upon the value of our assets, which may be determined based, in part, on the market value of our ADSs and ordinary shares, and the nature of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. A non-United States corporation, such as our company, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. The average percentage of a corporation’s assets that produce or are held for the production of passive income is generally determined on the basis of the fair market value of the corporation’s assets at the end of each quarter. This determination is based on the adjusted tax basis of the corporation’s assets.

In addition, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is unclear, we treat our variable interest entities as being owned by us for United States federal income tax purposes because we control their management decisions and we are entitled to substantially all of the economic benefits, and, as a result, we consolidate their results of operations in our U.S. GAAP financial statements and treat them as being owned by us for United States federal income tax purposes. If it were determined, however, that we are not the owner of our variable interest entities for United States federal income tax purposes, we may be treated as a PFIC for our taxable year ended December 31, 2019 and in future taxable years.

Based on our current income and assets and the value of our ADSs and outstanding ordinary shares, we do not believe that we were a PFIC for our taxable year ended December 31, 2019, and we do not expect to be classified as a PFIC in the foreseeable future. Because PFIC status is a fact-intensive determination, no assurance can be given that we will not be classified as a PFIC for that year. While we do not anticipate becoming a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our Class A ordinary shares and/or ADSs, may cause us to become a PFIC for future taxable years. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization, which may fluctuate over time. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income or where we determine not to deploy significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase.

We incur increased costs as a result of being a public company.

As a public company, we incur significant accounting, legal and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, have detailed requirements concerning corporate governance practices of public companies, including Section 404 of the Sarbanes-Oxley Act relating to internal controls over financial reporting. We expect these rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. Our management will be required to devote substantial time and attention to our public company reporting obligations and other compliance matters. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. We will also incur additional costs as a result of the listing on the Hong Kong Stock Exchange. Our reporting and other compliance obligations as a public company may place a strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material and adverse effect on our financial condition and results of operations.

The different characteristics of the capital markets in Hong Kong and the United States may negatively affect the trading prices of our Class A ordinary shares and/or ADSs.

Upon the listing on the Hong Kong Stock Exchange, we will be subject to Hong Kong and Nasdaq listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Class A ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Class A ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Class A ordinary shares after the Global Offering.

Exchange between our Class A ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying

Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and our ADSs on Nasdaq may be adversely affected.

The time required for the exchange between Class A ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.

There is no direct trading or settlement between Nasdaq and the Hong Kong Stock Exchange on which our ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of Class A ordinary shares in exchange of ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

We are exposed to risks associated with the potential spin-off of one or more of our businesses.

We are exposed to risks associated with the potential spin-off of one or more of our businesses. We have applied for, and the Hong Kong Stock Exchange has granted, a waiver from strict compliance with the requirements in paragraph 3(b) of Practice Note 15 to the Hong Kong Listing Rules such that we are able to spin-off a subsidiary entity and list it on the Hong Kong Stock Exchange within three years of the listing on the Hong Kong Stock Exchange. While we do not have any specific plans with respect to the timing or details of any potential spin-off listing on the Hong Kong Stock Exchange as of the date of this prospectus supplement, we continue to explore the ongoing financing requirements for our various businesses and may consider a spin-off listing on the Hong Kong Stock Exchange for one or more of those businesses within the three year period subsequent to the listing on the Hong Kong Stock Exchange. As of May 29, 2020, we have not identified any target for a potential spin-off; as a result we do not have any information relating to the identity of any spin-off target or any other details of any spin off and accordingly, there is no material omission of any information relating to any possible spin-off. The waiver granted by the Hong Kong Stock Exchange is conditional upon us confirming to the Hong Kong Stock Exchange in advance of any spin-off that it would not render our company, excluding the businesses to be spun off, incapable of fulfilling either the eligibility or suitability requirements under Rule 19C.02 and Rule 19C.05 of the Hong Kong Listing Rules based on the financial information of the entity or entities to be spun-off at the time of the listing (calculated cumulatively if more than one entity is spun-off). We cannot assure you that any spin-off will ultimately be consummated, whether within the three-year period after the listing on the Hong Kong Stock Exchange or otherwise, and any such spin-off will be subject to market conditions at the time and approval by the Listing Committee of the Hong Kong Stock Exchange. In the event that we proceed with a spin-off, our company’s interest in the entity to be spun-off (and its corresponding contribution to the financial results of our company) will be reduced accordingly.

An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on Nasdaq might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen Stock Exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of companies with a dual class structure to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our company, a company with a dual class structure with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on Nasdaq may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

Our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the date on which the price of the Class A ordinary shares is determined, or the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on Nasdaq and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.

In connection with our initial public offering of Class A ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in this Hong Kong offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong

Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class A ordinary shares and/or ADSs may be affected.

Purchasers of our Class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional Class A ordinary shares in the future.

The initial public offer price of our Class A ordinary shares in Hong Kong is higher than the net tangible assets per share of the outstanding Class A ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our Class A ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional Class A ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our Class A ordinary shares may experience further dilution in terms of the net tangible asset value per share if we issue additional Class A ordinary shares in the future at a price that is lower than the net tangible asset value per share.

CERTAIN FINANCIAL DATA

Set forth below are certain consolidated statements of operations data and cash flow data for the years ended December 31, 2017, 2018 and 2019 and certain consolidated balance sheet data as of December 31, 2017, 2018 and 2019. The selected consolidated statements of operations data for the years ended December 31, 2017, 2018 and 2019, selected consolidated balance sheets data as of December 31, 2017, 2018 and 2019 and selected consolidated cash flow data for the years ended December 31, 2017, 2018 and 2019 have been derived from our audited consolidated financial statements that are included in our 2019 Form 20-F and are incorporated into the accompanying prospectus by reference. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP. As of June 30, 2017, we deconsolidated our finance business operated by Beijing Jingdong Financial Technology Holding Co., Ltd. (now known as Jingdong Digits Technology Holding Co., Ltd., or JD Digits), as a result of the reorganization of JD Digits. Accordingly, the historical financial results of JD Digits for the periods from January 1, 2017 to June 30, 2017 are reflected in our consolidated financial statements as discontinued operations, as applicable.

The consolidated statements of operations data and cash flow data presented below for the three months ended March 31, 2019 and 2020 and the consolidated balance sheets data as of March 31, 2020 have been derived from our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2019 and 2020 and as of March 31, 2020, which are contained in our current report on Form 6-K furnished to the SEC on June 5, 2020 and are incorporated into the accompanying prospectus by reference. The unaudited interim financial information has been prepared on the same basis as our audited consolidated financial data, other than the adoption of ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326)” and ASU 2017-04, “Intangibles—Goodwill and Other (Topic 350).” The adoption of these two standards does not have a material impact on our consolidated financial statements.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2019 and as of December 31, 2017, 2018 and 2019 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2019 Form 20-F, and our current report on Form 6-K furnished to the SEC on June 5, 2020. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2020.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions, except for share, per share and per ADS data)
Selected Consolidated Statements of Operations Data:
Net revenues:
Net product revenues	331,824	416,109	510,734	108,651	130,093	18,373
Net service revenues	30,508	45,911	66,154	12,430	16,112	2,275

Total net revenues	362,332	462,020	576,888	121,081	146,205	20,648

Cost of revenues	(311,517)	(396,066)	(492,467)	(102,897)	(123,670)	(17,465)
Fulfillment	(25,865)	(32,010)	(36,968)	(8,063)	(10,400)	(1,469)
Marketing	(14,918)	(19,237)	(22,234)	(3,940)	(4,468)	(631)
Research and development	(6,652)	(12,144)	(14,619)	(3,717)	(3,935)	(556)
General and administrative	(4,215)	(5,160)	(5,490)	(1,321)	(1,412)	(199)
Impairment of goodwill and intangible assets	—	(22)	—	—	—	—
Gain on sale of development properties	—	—	3,885	83	—	—

Income/(loss) from operations(1)(2)	(835)	(2,619)	8,995	1,226	2,320	328

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions, except for share, per share and per ADS data)
Other income/(expense):
Share of results of equity investees	(1,927)	(1,113)	(1,738)	(717)	(1,120)	(158)
Interest income	2,530	2,118	1,786	312	523	74
Interest expense	(964)	(855)	(725)	(187)	(207)	(29)
Others, net	1,317	95	5,375	6,885	(132)	(20)

Income/(loss) before tax	121	(2,374)	13,693	7,519	1,384	195
Income tax expenses	(140)	(427)	(1,803)	(279)	(327)	(46)

Net income/(loss) from continuing operations	(19)	(2,801)	11,890	7,240	1,057	149

Net income/(loss) from discontinued operations, net of tax	7	—	—	—	—	—

Net income/(loss)	(12)	(2,801)	11,890	7,240	1,057	149
Net loss from continuing operations attributable to non-controlling interests shareholders	(135)	(311)	(297)	(80)	(17)	(3)
Net loss from discontinued operations attributable to non-controlling interests shareholders	(5)	—	—	—	—	—
Net income from continuing operations attributable to mezzanine equity classified as non-controlling interests shareholders	—	2	3	1	1	0
Net income from discontinued operations attributable to mezzanine equity classified as non-controlling interests shareholders	281	—	—	—	—	—

Net income/(loss) attributable to ordinary shareholders	(153)	(2,492)	12,184	7,319	1,073	152

Including: Net loss from discontinued operations attributable to ordinary shareholders	(269)	—	—	—	—	—
Net income/(loss) from continuing operations attributable to ordinary shareholders	116	(2,492)	12,184	7,319	1,073	152

Net income/(loss) per share
Basic
Continuing operations	0.04	(0.87)	4.18	2.53	0.37	0.05
Discontinued operations	(0.09)	—	—	—	—	—
Net income/(loss) per share	(0.05)	(0.87)	4.18	2.53	0.37	0.05
Diluted
Continuing operations	0.04	(0.87)	4.11	2.48	0.36	0.05
Discontinued operations	(0.09)	—	—	—	—	—
Net income/(loss) per share	(0.05)	(0.87)	4.11	2.48	0.36	0.05
Net income/(loss) per ADS(3)
Basic
Continuing operations	0.08	(1.73)	8.37	5.06	0.73	0.10
Discontinued operations	(0.19)	—	—	—	—	—
Net income/(loss) per ADS	(0.11)	(1.73)	8.37	5.06	0.73	0.10
Diluted
Continuing operations	0.08	(1.73)	8.21	4.96	0.72	0.10
Discontinued operations	(0.18)	—	—	—	—	—
Net income/(loss) per ADS	(0.11)	(1.73)	8.21	4.96	0.72	0.10
Weighted average number of shares:
Basic	2,844,826,014	2,877,902,678	2,912,637,241	2,893,977,289	2,926,684,966	2,926,684,966
Diluted	2,911,461,817	2,877,902,678	2,967,321,803	2,952,050,583	2,998,786,445	2,998,786,445

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions, except for share, per share and per ADS data)
Non-GAAP Measures:(4)
Non-GAAP net income from continuing operations attributable to ordinary shareholders	4,968	3,460	10,750	3,294	2,972	420
Non-GAAP EBITDA from continuing operations	5,301	5,667	13,811	3,201	4,514	638

Notes:

(1)	Includes share-based compensation expenses as follows:

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Cost of revenues	(28)	(72)	(82)	(13)	(21)	(3)
Fulfillment	(426)	(419)	(440)	(58)	(132)	(19)
Marketing	(136)	(190)	(259)	(39)	(77)	(11)
Research and development	(671)	(1,163)	(1,340)	(227)	(361)	(51)
General and administrative	(1,520)	(1,816)	(1,573)	(281)	(386)	(54)

(2)	Includes amortization of business cooperation arrangement and intangible assets resulting from assets and business acquisitions as follows:

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Fulfillment	(164)	(168)	(165)	(42)	(41)	(6)
Marketing	(1,222)	(1,232)	(637)	(300)	(139)	(20)
Research and development	(84)	(98)	(99)	(25)	(25)	(3)
General and administrative	(308)	(308)	(308)	(77)	(77)	(11)

(3)	Each ADS represents two Class A ordinary shares.
(4)	See “—Non-GAAP Financial Measures.”

	As of December 31,			As of March 31,
	2017	2018	2019	2020
	RMB	RMB	RMB	RMB	US$
	(in millions, except for share data)
Selected Consolidated Balance Sheets Data:
Cash and cash equivalents	25,688	34,262	36,971	43,529	6,148
Restricted cash	4,110	3,240	2,941	2,246	317
Short-term investments	8,588	2,036	24,603	29,364	4,147
Inventories, net	41,700	44,030	57,932	50,585	7,144
Accounts receivable, net	16,359	11,110	6,191	8,264	1,167
Property, equipment and software, net	12,574	21,083	20,654	17,488	2,470
Land use rights, net	7,051	10,476	10,892	10,432	1,473
Operating lease right-of-use assets	—	—	8,644	8,445	1,193
Investment in equity investees	18,551	31,357	35,576	36,773	5,193
Investment securities	10,028	15,902	21,417	20,781	2,935
Total assets	184,055	209,165	259,724	265,696	37,523
Accounts payable	74,338	79,985	90,428	76,485	10,802
Accrued expenses and other current liabilities	15,118	20,293	24,656	25,376	3,584
Nonrecourse securitization debt	17,160	4,398	—	—	—
Unsecured senior notes	6,447	6,786	6,912	13,943	1,969
Long-term borrowings	—	3,088	3,139	3,188	450
Operating lease liabilities	—	—	8,717	8,733	1,233
Total liabilities	131,666	132,337	159,099	162,451	22,943
Total mezzanine equity(5)	—	15,961	15,964	15,965	2,255
Total JD.com, Inc. shareholders’ equity	52,041	59,771	81,856	84,290	11,904
Number of outstanding ordinary shares	2,852,663,429	2,894,296,355	2,924,315,263	2,926,331,475

Note:

(5)

In February 2018, we raised financing for JD Logistics from third-party investors in the total amount of US$2.5 billion by issuing series A preferred shares of JD Logistics. Upon the completion of the financing, the third-party investors own approximately 19% of the equity interests of JD Logistics on a fully diluted basis. We determined that the series A preferred shares should be classified as mezzanine equity upon their issuance since they were contingently redeemable.

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Selected Consolidated Cash Flows Data:
Net cash provided by/(used in) continuing operating activities	29,342	20,881	24,781	3,323	(1,542)	(218)
Net cash used in discontinued operating activities	(2,486)	—	—	—	—	—

Net cash provided by/(used in) operating activities(6)	26,856	20,881	24,781	3,323	(1,542)	(218)

Net cash used in continuing investing activities	(21,944)	(26,079)	(25,349)	(1,103)	(8,196)	(1,158)
Net cash used in discontinued investing activities	(17,871)	—	—	—	—	—

Net cash used in investing activities(6)	(39,815)	(26,079)	(25,349)	(1,103)	(8,196)	(1,158)

Net cash provided by/(used in) continuing financing activities	5,180	11,220	2,572	(2,556)	15,086	2,131
Net cash provided by discontinued financing activities	14,055	—	—	—	—	—

Net cash provided by/(used in) financing activities	19,235	11,220	2,572	(2,556)	15,086	2,131

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(642)	1,682	406	(423)	609	86

Net increase/(decrease) in cash, cash equivalents and restricted cash	5,634	7,704	2,410	(759)	5,957	841
Cash, cash equivalents and restricted cash at beginning of year/period	24,164	29,798	37,502	37,502	39,912	5,637

Cash, cash equivalents and restricted cash at end of year/period	29,798	37,502	39,912	36,743	45,869	6,478
Non-GAAP Measures:(7)
Free cash flow from continuing operations	17,697	(7,857)	19,453	1,280	(2,974)	(420)

Notes:

(6)

As a result of new accounting guidance adopted on January 1, 2018, the consolidated statements of cash flows were retrospectively adjusted to include restricted cash in cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The impact of the retrospective reclassification on cash flows of operating activities for the year ended December 31, 2017 was an increase of RMB2,035 million, and the impact on cash flows of investing activities for the year ended December 31, 2017 was a decrease of RMB2,317 million.

(7)	See “—Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

In evaluating our business, we consider and use non-GAAP measures, such as non-GAAP net income/(loss) attributable to ordinary shareholders, non-GAAP EBITDA and free cash flow, as supplemental measures to review and assess our operating performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We define non-GAAP net income/(loss) from continuing operations attributable to ordinary shareholders as net income/(loss) from continuing operations attributable to ordinary shareholders excluding share-based compensation, amortization of intangible assets resulting from assets and business acquisitions, effects of business cooperation arrangements and non-compete agreements, gain/(loss) on disposals/deemed disposals of investments, reconciling items on the share of equity method investments, loss/(gain) from fair value change of long-term investments, impairment of goodwill, intangible assets and investments, gain and foreign exchange impact in relation to sale of development properties and tax effects on non-GAAP adjustments. We define non-GAAP EBITDA from continuing operations as income/(loss) from operations from continuing operations excluding share-based compensation, depreciation and amortization, effects of business cooperation arrangements, gain on sale of development properties and impairment of goodwill and intangible assets. We define free cash flow from continuing operations as operating cash flow from continuing operations adjusting the impact from JD Baitiao receivables included in the operating cash flow from continuing operations and capital expenditures, net of proceeds from sale of development properties. Capital expenditures include purchase of property, equipment and software, cash paid for construction in progress, purchase of intangible assets and land use rights.

We present non-GAAP financial measures because they are used by our management to evaluate our operating performance and formulate business plans. By excluding certain expenses, gain/(loss) and other items that are not expected to result in future cash payments or that are non-recurring in nature or may not be indicative of our core operating results and business outlook, we also believe that the non-GAAP financial measures provide useful information to management and investors about our core business operations, which can then be used to evaluate our operating results, evaluate strategic investments and assess our ability and need to incur and service debt.

Non-GAAP net income/(loss) from continuing operations attributable to ordinary shareholders and non-GAAP EBITDA from continuing operations reflect the company’s ongoing business operations in a manner that allows more meaningful period-to-period comparisons. Free cash flow from continuing operations takes into account the impact of the expansion of our fulfillment infrastructure and technology platform on our financial resources and excludes the impact from JD Baitiao receivables included in the operating cash flow from continuing operations. The cash flow associated with JD Baitiao receivables represents the changes in JD Baitiao receivables on our reported operating cash flow. As JD Digits provides customers who use JD Baitiao with credit assessment services and repayment management services to facilitate the origination and repayment of the receivables, and essentially absorbs the credit risk of the Baitiao receivables, our management does not consider cash flow from those JD Baitiao receivables to be indicative of the performance of our core business operations or ongoing operating results. Excluding this item allows investors to better understand cash flow from our core business operations and provides a meaningful basis of comparison between periods.

The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. Our non-GAAP financial measures do not reflect all items of income and expense that affect our operations or not represent the residual cash flow available for discretionary expenditures. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore their comparability may be limited. We compensate for these limitations by reconciling each of the non-GAAP financial measures to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating our performance. We encourage you to review our financial information in its entirety and not rely on a single financial measure.

The following table reconciles our non-GAAP net income/(loss) from continuing operations attributable to ordinary shareholders for each of the periods shown to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net income/(loss) from continuing operations attributable to ordinary shareholders:

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Reconciliation of Net Income/(Loss) from Continuing Operations Attributable to Ordinary Shareholders to Non-GAAP Net Income from Continuing Operations Attributable to Ordinary Shareholders:
Net income/(loss) from continuing operations attributable to ordinary shareholders	116	(2,492)	12,184	7,319	1,073	152
Share-based compensation	2,781	3,660	3,695	618	977	138
Amortization of intangible assets resulting from assets and business acquisitions	1,778	1,806	885	444	147	21
Reconciling items on the share of equity method investments	1,071	582	456	163	(74)	(11)
Impairment of goodwill, intangible assets, and investments	140	615	2,751	818	422	60
Loss/(gain) from fair value change of long-term investments	—	1,513	(3,496)	(5,751)	670	95
Gain and foreign exchange impact in relation to sale of development properties	—	—	(3,997)	(83)	—	—
Gain on disposals/deemed disposals of investments	—	(1,320)	(1,237)	(3)	(15)	(2)
Effects of business cooperation arrangements and non-compete agreements	(918)	(1,035)	(904)	(252)	(209)	(30)
Tax effects on non-GAAP adjustments	—	131	413	21	(19)	(3)

Non-GAAP net income from continuing operations attributable to ordinary shareholders	4,968	3,460	10,750	3,294	2,972	420

The following table reconciles our non-GAAP EBITDA from continuing operations for each of the periods shown to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is income/(loss) from operations from continuing operations:

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Reconciliation of Income/(Loss) from Operations from Continuing Operations to Non-GAAP EBITDA:
Income/(loss) from operations from continuing operations	(835)	(2,619)	8,995	1,226	2,320	328
Share-based compensation	2,781	3,660	3,695	618	977	138
Depreciation and amortization	4,193	5,560	5,828	1,672	1,405	199
Effects of business cooperation arrangements	(838)	(956)	(822)	(232)	(188)	(27)
Gain on sale of development properties	—	—	(3,885)	(83)	—	—
Impairment of goodwill and intangible assets	—	22	—	—	—	—

Non-GAAP EBITDA from continuing operations	5,301	5,667	13,811	3,201	4,514	638

The following table reconciles our free cash flow from continuing operations for each of the periods shown to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net cash provided by/(used in) operating activities from continuing operations:

	For the Year Ended December 31,			For the Three Months Ended March 31,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Reconciliation of Net Cash Provided by/(Used in) Operating Activities from Continuing Operations to Free Cash Flow from Continuing Operations:
Net cash provided by/(used in) operating activities from continuing operations	29,342	20,881	24,781	3,323	(1,542)	(218)
Add/(less): Impact from JD Baitiao receivables included in the operating cash flow	(289)	(7,369)	(4,233)	(2,161)	576	81
Add/(less): Capital expenditures
Capital expenditures for development properties, net of related sales proceeds*	(3,849)	(8,857)	2,420	1,091	(1,432)	(202)
Other capital expenditures**	(7,507)	(12,512)	(3,515)	(973)	(576)	(81)

Free cash flow from continuing operations	17,697	(7,857)	19,453	1,280	(2,974)	(420)

Notes:
*

Including logistics facilities and other real estate properties developed by JD Property, which may be sold under various equity structures. For the year ended December 31, 2019, approximately RMB7.9 billion proceeds from the sale of development properties were included in this line.

**	Including capital expenditures related to our headquarters in Beijing and all other capital expenditures.

Set forth below is a discussion of our unaudited consolidated statements of operations data for the three months ended March 31, 2019 and 2020. The discussion of our audited consolidated financial information for the three years ended December 31, 2019 and as of December 31, 2017, 2018 and 2019 is set forth in “Item 5. Operating and Financial Review and Prospectus” in our 2019 Form 20-F, which is incorporated by reference into the accompanying prospectus.

Three Months Ended March 31, 2020 Compared to Three Months Ended March 31, 2019

Net Revenues. Our total net revenues increased by 20.7% from RMB121,081 million for the three months ended March 31, 2019 to RMB146,205 million (US$20,648 million) for the three months ended March 31, 2020, with increases in both categories of net revenues. Net product revenues increased by 19.7% from RMB108,651 million for the three months ended March 31, 2019 to RMB130,093 million (US$18,373 million) for the three months ended March 31, 2020. Net service revenues increased by 29.6% from RMB12,430 million for the three months ended March 31, 2019 to RMB16,112 million (US$2,275 million) for the three months ended March 31, 2020.

The increase in our total net revenues was primarily due to our ability to expand our customer base and enhance customer engagement. Our annual active customer accounts increased from 310.5 million in the twelve months ended March 31, 2019 to 387.4 million in the twelve months ended March 31, 2020. The following table breaks down our total net revenues by these categories:

	For the Three Months Ended March 31,
	2019	2020
	RMB	RMB	US$
	(in millions)
Electronics and home appliances revenues	70,702	77,631	10,964
General merchandise revenues	37,949	52,462	7,409

Net product revenues	108,651	130,093	18,373

Marketplace and marketing revenues	8,144	9,527	1,345
Logistics and other service revenues	4,286	6,585	930

Net service revenues	12,430	16,112	2,275

Total net revenues	121,081	146,205	20,648

Cost of revenues. Our cost of revenues increased by 20.2% from RMB102,897 million for the three months ended March 31, 2019 to RMB123,670 million (US$17,465 million) for the three months ended March 31, 2020. This increase was primarily due to the growth of our online retail business. Costs related to the logistics services provided to third parties also increased along with the expansion of our logistics business.

Fulfillment expenses. Our fulfillment expenses increased by 29.0% from RMB8,063 million for the three months ended March 31, 2019 to RMB10,400 million (US$1,469 million) for the three months ended March 31, 2020. This increase was primarily due to the increase in compensation costs relating to fulfillment personnel, shipping charges, payment processing charges, and rental expenses for our fulfillment infrastructure and corresponding with the growth of our sales volume. Fulfillment expenses as a percentage of net revenues, were 7.1% for the three months ended March 31, 2020, as compared to 6.7% for the three months ended March 31, 2019, as the spread of COVID-19 caused a shift in product mix and incremental costs.

Marketing expenses. Our marketing expenses increased by 13.4% from RMB3,940 million for the three months ended March 31, 2019 to RMB4,468 million (US$631 million) for the three months ended March 31, 2020. This increase was primarily due to an increase in our advertising expenditures mainly on online channels from RMB2,992 million for the three months ended March 31, 2019 to RMB3,661 million (US$517 million) for the three months ended March 31, 2020.

Research and development expenses. Our research and development expenses increased by 5.9% from RMB3,717 million for the three months ended March 31, 2019 to RMB3,935 million (US$556 million) for the three months ended March 31, 2020 as we continued to invest in technology infrastructure. The increase in our research and development expenses was primarily attributable to the increase in the internet data center (IDC) expenses.

General and administrative expenses. Our general and administrative expenses kept relatively stable, amounting to RMB1,321 million and RMB1,412 million for the three months ended March 31, 2019 and 2020, respectively.

Share of results of equity investees. Share of results of equity investees was a loss of RMB1,120 million (US$158 million) for the three months ended March 31, 2020, compared to a loss of RMB717 million for the three months ended March 31, 2019. For the three months ended March 31, 2020, our share of results of equity investees was primarily attributable to losses picked up from our equity method investments in Jiangsu Five Star, Dada Group and Bitauto, and impairment losses recognized from our equity method investment in Yixin.

Others, net. Others are other non-operating income/(loss) including gains/(losses) from fair value change of long-term investments, gains from business and investment disposals, impairment of investments, government incentives, foreign exchange gains/(losses) and others. Others, net was RMB6,885 million income for the three months ended March 31, 2019 and RMB132 million (US$20 million) loss for the three months ended March 31, 2020. The substantial decrease was primarily due to the fair value change of investment securities, which had a loss of RMB670 million (US$95 million) for the three months ended March 31, 2020, as compared to a gain of RMB5,751 million for the three months ended March 31, 2019.

Net Income. As a result of the foregoing, we had a net income of RMB1,057 million (US$149 million) for the three months ended March 31, 2020, as compared to a net income of RMB7,240 million for the three months ended March 31, 2019.

Segment Information

We have two operating segments, namely JD Retail and New Businesses. JD Retail mainly consists of online retail, online marketplace and marketing services in China. New Businesses include logistics services provided to third parties, overseas business, technology initiatives, as well as asset management services to logistics property investors and sale of development properties by JD Property. Our product sales, marketplace and marketing services are mainly included in the JD Retail segment, and our logistics and other services are mainly included in the New Businesses segment.

The table below provides a summary of our operating segment results for the three months ended March 31, 2019 and 2020.

	Three Months Ended March 31,
	2019	2020
	RMB	RMB	US$
	(in millions)
Net revenues:
JD Retail	116,151	139,420	19,690
New Businesses	4,941	6,588	930
Inter-segment	(243)	(126)	(18)

Total segment net revenues	120,849	145,882	20,602
Unallocated items*	232	323	46

Total consolidated net revenues	121,081	146,205	20,648

Operating income/(loss):
JD Retail	3,194	4,453	629
New Businesses	(1,139)	(1,197)	(169)
Including: gain on sale of development properties	83	—	—

Total segment operating income	2,055	3,256	460
Unallocated items*	(829)	(936)	(132)

Total consolidated operating income	1,226	2,320	328

Note:
*

Unallocated items include share-based compensation, amortization of intangible assets resulting from assets and business acquisitions, effects of business cooperation arrangement and impairment of goodwill and intangible assets, which are not allocated to segments.

Operating expenses (excluding cost of revenues) before unallocated items as a percentage of net revenues for JD Retail were 12.4% and 12.1% for the three months ended March 31, 2019 and 2020, respectively.

Cash Flows and Working Capital

As of March 31, 2020, we had a total of RMB75.1 billion (US$10.6 billion) in cash and cash equivalents, restricted cash and short-term investments. This included primarily RMB37.4 billion (US$5.3 billion) and US$3.7 billion in China, RMB0.9 billion (US$0.1 billion), HK$40.9 million (US$5.3 million) and US$1.3 billion in Hong Kong, US$6.8 million in the United States, and US$0.1 billion in Singapore. Our cash and cash equivalents generally consist of bank deposits and liquid investments with maturities of three months or less.

Our net inventories have decreased from RMB57.9 billion as of December 31, 2019 to RMB50.6 billion (US$7.1 billion) as of March 31, 2020 as the Chinese New Year in 2020 was relatively early, for which we reserved stock in advance during December 2019. Our inventory turnover days were 36.5 days and 35.4 days for the three months ended March 31, 2019 and 2020, respectively. Inventory turnover days are the quotient of average inventory over the immediately preceding five quarters, up to and including the last quarter of the period, to cost of revenues of retail business for the last twelve months, and then multiplied by 360 days. Our inventory balances will fluctuate over time due to a number of factors, including expansion in our product selection and changes in our product mix. Our inventory balances typically increase when we prepare for special promotion events, such as the anniversary of the founding of our company on June 18 and China’s new online shopping festival on November 11.

Our accounts payable primarily include accounts payable to suppliers associated with our retail business. As of December 31, 2019 and March 31, 2020, our accounts payable amounted to RMB90.4 billion and RMB76.5 billion (US$10.8 billion), respectively. The decrease is along with the decrease in inventories balance.

Our accounts payable turnover days for retail business were 57.4 days and 51.7 days for the three months ended March 31, 2019 and 2020, respectively. Accounts payable turnover days are the quotient of average accounts payable for retail business over the immediately preceding five quarters, up to and including the last quarter of the period, to cost of revenues of retail business for the last twelve months, and then multiplied by 360 days.

Our accounts receivable primarily include amounts due from customers and online payment channels. As of December 31, 2019 and March 31, 2020, our accounts receivable amounted to RMB6.2 billion and RMB8.3 billion (US$1.2 billion), respectively. The increase was primarily due to the increase in accounts receivable related to consumer financing which was in line with the sales increase during the Chinese Spring Festival. The accounts receivable will be gradually derecognized through the sales type arrangements in collaboration with JD Digits. As of December 31, 2019 and March 31, 2020, the balances of current portion of financing provided to our customers that were included in accounts receivable balances amounted to RMB1.0 billion and RMB3.4 billion (US$0.5 billion), respectively. Our accounts receivable turnover days excluding the impact from consumer financing were 3.0 days and 3.1 days for the three months ended March 31, 2019 and 2020, respectively. Accounts receivable turnover days are the quotient of average accounts receivable over the immediately preceding five quarters, up to and including the last quarter of the period, to total net revenues for the last twelve months and then multiplied by 360 days.

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2020 was RMB1,542 million (US$218 million). For the three months ended March 31, 2020, the principal items accounting for the difference between our net cash provided by operating activities and our net income were certain non-cash expenses, principally depreciation and amortization of RMB1,405 million (US$199 million), share of results of equity investees of RMB1,120 million (US$158 million), share-based compensation of RMB977 million (US$138 million), and loss from fair value change of long-term investments of RMB670 million (US$95 million), and changes in certain working capital accounts, principally an decrease in accounts payable of RMB13,429 million (US$1,897 million), and an increase of accounts receivable of RMB2,229 million (US$315 million), partially offset by a decrease in inventories of RMB7,361 million (US$1,040 million). The decrease in our accounts payable was due to (i) the decrease of inventories, as the Chinese New Year in 2020 was relatively early, for which we reserved stock in advance during December 2019 and (ii) a shorter payable cycle to suppliers we adopted to mitigate any negative impacts that COVID-19 may have on the operations of our suppliers. The increase in accounts receivable was primarily due to the increase in accounts receivable related to consumer financing, which was in line with the sales increase during the Chinese Spring Festival. The accounts receivable will be gradually derecognized through the sales type arrangements in collaboration with JD Digits.

Net cash provided by operating activities for the three months ended March 31, 2019 was RMB3,323 million. For the three months ended March 31, 2019, the principal items accounting for the difference between our net cash provided by operating activities and our net income were certain non-cash expenses, principally gain from fair value change of long-term investments of RMB5,751 million, depreciation and amortization of RMB1,673 million, share of results of equity investees of RMB717 million and share-based compensation of RMB618 million, and changes in certain working capital accounts, principally a decrease in accounts payable of RMB8,107 million, partially offset by a decrease in inventories of RMB5,781 million. The decrease in our accounts payable was in line with the decrease in inventories, as we usually reserve stock during December 2018.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2020 was RMB8,196 million (US$1,158 million), consisting primarily of the purchase of short-term investments, investment in equity investees, cash paid for construction in progress, partially offset by the maturity of short-term investments.

Net cash used in investing activities for the three months ended March 31, 2019 was RMB1,103 million, consisting primarily of the purchase of short-term investments, investment in equity investees, cash paid for construction in progress, partially offset by the maturity of short-term investments, cash received from sale of development properties, and loans settled by JD Digits.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2020 was RMB15,086 million (US$2,131 million), consisting primarily of proceeds from short-term debts and unsecured senior notes.

Net cash used in financing activities for the three months ended March 31, 2019 was RMB2,556 million, consisting primarily of repayment of short-term borrowings and nonrecourse securitization debt.

Capital Expenditures

We made capital expenditures of RMB2,396 million and RMB2,212 million (US$312 million) for the three months ended March 31, 2019 and 2020, respectively. Our capital expenditures for the three months ended March 31, 2019 and 2020 consisted primarily of expenditures related to the expansion of our fulfillment infrastructure, technology platform, logistics equipment as well as our office buildings. Our capital expenditures will continue to be significant in the foreseeable future as we expand and improve our fulfillment infrastructure and technology platform to meet the needs of our anticipated growth. JD Property seeks to realize development profits and recycle capital from mature properties to fund new developments and scale the business.

Impact of COVID-19 on Our Operations

The majority of our net revenues are derived from online retail sales in China. Our results of operations and financial condition in 2020 will be affected by the spread of COVID-19. The extent to which COVID-19 impacts our results of operations in 2020 will depend on the future developments of the outbreak, including new information concerning the global severity of and actions taken to contain the outbreak, which are highly uncertain and unpredictable. In addition, our results of operations could be adversely affected to the extent that the outbreak harms the Chinese economy in general.

In connection with the intensifying efforts to contain the spread of COVID-19, the Chinese government has taken a number of actions, which included extending the Chinese Spring Festival, quarantining individuals infected with or suspected of having COVID-19, prohibiting residents from free travel, encouraging employees of enterprises to work remotely from home and canceling public activities, among others. The COVID-19 has also resulted in temporary closure of many corporate offices, retail stores, manufacturing facilities and factories across China. We have taken a series of measures in response to the outbreak, including, among others, remote working arrangements for some of our employees and temporarily allowing the government to utilize our fulfillment infrastructure and logistics services for crisis relief. These measures could reduce the capacity and efficiency of our operations and negatively impact the procurement of products, which in turn could negatively affect our results of operations.

The spread of COVID-19 has caused us to incur incremental costs, in particular, relating to our logistics business. In addition, we have seen a decrease in demand for big-ticket items, durable goods and discretionary products. However, leveraging our self-operated supply chain and logistics network, we were able to resume part of our operations after the Chinese Spring Festival and have seen an increase in demand for certain product categories, including consumer staples, such as groceries, fresh produce, healthcare and household products during this period. Furthermore, to mitigate any negative impacts that COVID-19 may have on the operations of our suppliers, we have implemented a variety of measures to support our suppliers, including adopting a shorter payable cycle and increasing advance payments to suppliers. As of May 29, 2020, (i) most of our employees, including corporate office employees and field staff, had returned to work, (ii) our major operations, including JD Retail and JD Logistics, were resuming gradually around China and we plan to continue to do so as steadily and safely as we can, and (iii) customer demand across product and service categories on our platform was resuming gradually.

As of March 31, 2020, we had cash and cash equivalents of RMB43,529 million (US$6,148 million). Subsequently, we drew down the remaining US$550 million in April 2020 of the US$1.0 billion term and revolving credit facilities we entered into in 2017. We believe this level of liquidity is sufficient to successfully navigate an extended period of uncertainty.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the Global Offering of approximately HK$29,771 million, or US$3,841 million (or approximately HK$34,279 million, or US$4,423 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us (excluding the incentive fee to be paid by us at our sole discretion to the underwriters). On June 10, 2020, the last reported trading price of our ADSs on Nasdaq was US$60.70 per ADS, or HK$235.21 per Class A ordinary share. Each ADS represents two Class A ordinary shares. On June 5, 2020, the exchange rate set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System for Hong Kong dollars was HK$7.7499 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.

We plan to use the net proceeds we will receive from the Global Offering to invest in key supply chain based technology initiatives to further enhance customer experience while improving operating efficiency. The supply chain based technologies can be applied to our key business operations including retail, logistics, and customer engagement.

We will further develop and improve our retail technologies and user engagement through continued investment on a series of key operational systems, such as smart pricing and inventory management system, intelligent customer service solutions and omni-channel smart retail platform. We will allocate sufficient R&D resources to continue to improve our personalization and recommendation engine to provide a more customized shopping journey and further enhance user experience. We will also leverage our insight of consumer preference and latest demand trends and further invest in and enhance our digital marketing solutions which will enable us to offer our users highly relevant, targeted and engaging advertisement contents without disrupting their shopping experience.

We will continue to invest in our logistics technologies to offer reliable services to our customers. We will endeavor to digitalize our logistic capabilities through building a wide range of in-house systems such as warehouse automation system, optimal route planning system, as well as intelligent hardware. We will further invest and develop advanced smart logistics technologies across both software and hardware in areas such as dynamic sorting system and unmanned warehouse. Furthermore, we will make additional investments in our Open Platform for Digital Supply Chain as part of our efforts to offer integrated solutions to merchants and partners both within and beyond the JD ecosystem.

We will also continue to invest in and enhance our general research & development capabilities. We plan to continue attracting and nurturing world-class software engineers, data scientists, AI experts and other R&D talents as well as expanding our intellectual property portfolio. We will leverage our strength in these technology capabilities to provide a superior customer experience for our users whilst improving operating efficiency for ourselves and for our partners in the entire industry value chain.

In using the proceeds from our issuance and sale of the Class A ordinary shares, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiaries in China only through loans or capital contributions and to other subsidiaries in China and our consolidated affiliated entities only through loans, subject to the approval of or applicable registration with government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to these subsidiaries to fund their capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiaries, we need to submit modification report through the enterprise registration system to the PRC Ministry of Commerce or its local counterparts. If we provide funding to any of our wholly foreign-owned subsidiaries through loans, the total amount of such loans cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to our PRC subsidiaries and consolidated variable interest entities or making additional capital contributions to our wholly foreign-owned subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business’’ in our 2019 Form 20-F, which is incorporated by reference into the accompanying prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

•	on an actual basis; and

•

on an adjusted basis giving effect to our issuance and sale in the Global Offering of 133,000,000 Class A ordinary shares, resulting in estimated net proceeds of HK$29,771 million (US$3,841 million), based on the offer price of HK$226.00 or US$29.16, per Class A ordinary share (equivalent to US$58.32 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (excluding the incentive fee to be paid by us at our sole discretion to the underwriters), and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, (i) our audited consolidated financial statements and the notes thereto in our 2019 Form 20-F and (ii) our unaudited consolidated financial statements and the notes thereto as of and for the three months ended March 31, 2020, included in Exhibit 99.2 of our Current Report on Form 6-K furnished to the SEC on June 5, 2020, each of which is incorporated by reference into the accompanying prospectus.

	As of March 31, 2020
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	(in thousands, except for share and per share data)
Long-term debt:
Unsecured senior notes	13,943,189	1,969,154	13,943,189	1,969,154
Long-term borrowings	3,188,295	450,273	3,188,295	450,273
Total long-term debt	17,131,484	2,419,427	17,131,484	2,419,427
Total mezzanine equity	15,965,166	2,254,712	15,965,166	2,254,712
Shareholders’ equity:
Ordinary shares (US$0.00002 par value; 100,000,000,000 shares authorized, 2,523,062,068 Class A ordinary shares issued and 2,484,240,636 Class A ordinary shares outstanding, 450,881,081 Class B ordinary shares issued and 442,090,839 Class B ordinary shares outstanding as of March 31, 2020)	381	54	400	57
Additional paid-in capital	91,402,064	12,908,437	118,614,845	16,751,634
Statutory reserves	1,459,165	206,073	1,459,165	206,073
Treasury stock	(2,634,318)	(372,037)	(2,634,318)	(372,037)
Accumulated deficit	(10,839,858)	(1,530,880)	(10,839,858)	(1,530,880)
Accumulated other comprehensive income	4,902,433	692,356	4,902,433	692,356
Total JD.com, Inc. shareholders’ equity	84,289,867	11,904,003	111,502,667	15,747,203
Non-controlling interests	2,989,226	422,159	2,989,226	422,159
Total shareholders’ equity	87,279,093	12,326,162	114,491,893	16,169,362
Total capitalization	120,375,743	17,000,301	147,588,543	20,843,501

Note:
(1)

Translations of Hong Kong dollars into U.S. dollars and RMB into U.S. dollars relating to estimated net proceeds and the offering price were made at HK$7.7499 to US$1.00 and RMB7.0808 to US$1.00, the respective exchange rate on June 5, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Capitalization” section were made at RMB7.0808 to US$1.00, the exchange rate on March 31, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

DILUTION

If you invest in our Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our as adjusted net tangible book value per Class A ordinary share after the Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per Class A ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of March 31, 2020 was approximately RMB76,594 million (US$10,817 million), or RMB26.17 (US$3.70) per Class A ordinary share as of that date, and RMB52.35 (US$7.39) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill, deferred tax assets, total consolidated liabilities and total mezzanine equity. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at the offer price of HK$226.00, or US$29.16, per Class A ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share (excluding the incentive fee to be paid by us at our sole discretion to the underwriters), and assuming the underwriters do not exercise their option to purchase additional ordinary shares.

Without taking into account any other changes in net tangible book value after March 31, 2020, other than to give effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at the offer price of HK$226.00, or US$29.16, per Class A ordinary share, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (excluding the incentive fee to be paid by us at our sole discretion to the underwriters), and assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares, our as adjusted net tangible book value as of March 31, 2020 would have been US$14,659 million, or US$4.79 per outstanding Class A ordinary share and US$9.58 per ADS. This represents an immediate increase in net tangible book value of US$1.09 per Class A ordinary share and US$2.19 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$24.37 per Class A ordinary share and US$48.74 per ADS to investors purchasing Class A ordinary shares in the Global Offering.

The following table illustrates such dilution:

	Per Class A Ordinary Share	Per ADS
	US$	US$
Actual net tangible book value as of March 31, 2020	3.70	7.39
As adjusted net tangible book value after giving effect to the Global Offering	4.79	9.58
Public offering price	29.16	58.32
Dilution in net tangible book value to new investors in the Global Offering	24.37	48.74

The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per Class A ordinary share.

A US$1.00 increase/(decrease) in the offer price of HK$226.00, or US$29.16, per Class A ordinary share would increase/(decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$133 million, the as adjusted net tangible book value per Class A ordinary share and per ADS after giving effect to the Global Offering by US$0.04 per Class A ordinary share and US$0.09 per ADS and the dilution in net tangible book value per Class A ordinary share and per ADS to new investors in the Global Offering by US$0.96 per Class A ordinary share and US$1.91 per ADS, assuming no change to the number of Class A ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 19,950,000 Class A ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 95.03%, and the percentage of our ordinary shares held by new investors would be 4.97%.

The discussion and tables above do not reflect (i) any outstanding share options or granted but not yet vested restricted share units, (ii) any issuance of our ordinary shares and/or ADSs from March 31, 2020 to the date of this prospectus supplement, and (iii) any ordinary shares and/or ADSs repurchased by us under the share repurchase program from March 31, 2020 to the date of this prospectus supplement. As of March 31, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included (i) restricted share units to receive an aggregate of 102,503,866 ordinary shares, excluding restricted share units that were forfeited, cancelled, or vested after the relevant grant date, and (ii) options to purchase an aggregate of 33,795,734 ordinary shares, excluding options that were forfeited, cancelled, or exercised after the relevant grant date.

Translations of Hong Kong dollars into U.S. dollars and RMB into U.S. dollars relating to estimated net proceeds and the offering price were made at HK$7.7499 to US$1.00 and RMB7.0808 to US$1.00, the respective exchange rate on June 5, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Dilution” section were made at RMB7.0808 to US$1.00, the exchange rate on March 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of May 29, 2020 by:

•	each of our directors and executive officers; and

•	each person known to us to own beneficially more than 5% of our total outstanding shares.

The calculations in the table below are based on 2,957,371,009 ordinary shares outstanding as of May 29, 2020, comprising of (i) 2,506,489,928 Class A ordinary shares, excluding the 19,510,724 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan, and (ii) 450,881,081 Class B ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person. Ordinary shares held by a shareholder are determined in accordance with our register of members.

	Class A Ordinary Shares		Class B Ordinary Shares		Total Ordinary Shares		% of Total Ordinary Shares		% of Aggregate Voting Power†
Directors and Executive Officers:
Richard Qiangdong Liu	27,000,000	(1)	421,507,423	(1)	448,507,423	(1)	15.1	(1)	78.4	(2)
Martin Chiping Lau(3)	—		—		—		—		—
Ming Huang(4)		*	—			*		*		*
Louis T. Hsieh(5)		*	—			*		*		*
Dingbo Xu(6)		*	—			*		*		*
Lei Xu		*	—			*		*		*
Zhenhui Wang		*	—			*		*		*
Sidney Xuande Huang		*	—			*		*		*
Sandy Ran Xu		*	—			*		*		*
Yayun Li		*	—			*		*		*
All Directors and Executive Officers as a Group	31,693,049		421,507,423		453,200,472		15.3		78.4	(2)
Principal Shareholders:
Max Smart Limited(7)	14,000,000		421,507,423		435,507,423		14.7		73.3
Huang River Investment Limited(8)	527,207,099		—		527,207,099		17.8		4.6
Walmart(9)	289,053,746		—		289,053,746		9.8		2.5
Fortune Rising Holdings Limited(10)	—		29,373,658		29,373,658		1.0		5.1

Notes:
†

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A ordinary shares and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to 20 votes per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders and other matters as may otherwise be required by law. Each Class B ordinary share is convertible at any time by the holder thereof into one Class A ordinary share.

*	Less than 1% of our total outstanding ordinary shares.
**

Except for Mr. Martin Chiping Lau, Mr. Ming Huang, Mr. Louis T. Hsieh, and Mr. Dingbo Xu, the business address of our directors and executive officers is JD national headquarters at No. 18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, China.

(1)

Represents (i) 421,507,423 Class B ordinary shares directly held by Max Smart Limited, (ii) 7,000,000 restricted ADSs, representing 14,000,000 Class A ordinary shares, owned by Max Smart Limited, and (iii) 13,000,000 Class A ordinary shares Mr. Liu had the right to acquire upon exercise of options that shall have become vested within 60 days after May 29, 2020. As of May 29, 2020, Mr. Liu has not exercised his right to acquire such Class A ordinary shares. Max Smart Limited is a British Virgin Islands company beneficially owned by Mr. Richard Qiangdong Liu through a trust and of which Mr. Richard Qiangdong Liu is the sole director, as described in footnote (7) below. The ordinary shares beneficially owned by Mr. Liu do not include 29,373,658 Class B ordinary shares held by Fortune Rising Holdings Limited, a British Virgin Islands company, as described in footnote (10) below.

(2)

The aggregate voting power includes the voting power with respect to the 29,373,658 Class B ordinary shares held by Fortune Rising Holdings Limited. Mr. Richard Qiangdong Liu is the sole shareholder and the sole director of Fortune Rising Holdings Limited and he may be deemed to beneficially own the voting power with respect to all of the ordinary shares held by Fortune Rising Holdings Limited in accordance with the rules and regulations of the SEC, notwithstanding the facts described in footnote (10) below.

(3)	Mr. Lau was appointed by Huang River Investment Limited. The business address of Mr. Lau is 48/F, South Tower, Tencent Binhai Building, Haitian 2nd Road, Nanshan District, Shenzhen, China.
(4)	The business address of Mr. Huang is China Europe International Business School, 699 Hongfeng Road, Pudong District, Shanghai 201206, China.
(5)	The business address of Mr. Hsieh is Tower 2,37-B, I Austin Road West, Kowloon, Hong Kong.
(6)	The business address of Professor Xu is China Europe International Business School, 699 Hongfeng Road, Pudong, Shanghai 201206, China.
(7)

Represents (i) 421,507,423 Class B ordinary shares directly held by Max Smart Limited and (ii) 7,000,000 restricted ADSs, representing 14,000,000 Class A ordinary shares, owned by Max Smart Limited. Max Smart Limited is a British Virgin Islands company beneficially owned by Mr. Richard Qiangdong Liu through a trust and of which Mr. Richard Qiangdong Liu is the sole director. The registered address of Max Smart Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(8)

Based on the information provided by Huang River Investment Limited, represents (i) 497,311,279 Class A ordinary shares held by Huang River Investment Limited, and (ii) 14,947,910 ADSs, representing 29,895,820 Class A ordinary shares owned by Huang River Investment Limited or its affiliate. Huang River Investment Limited is a company incorporated in the British Virgin Islands, and is wholly-owned by Tencent Holdings Limited, a company listed on the Hong Kong Stock Exchange. The registered address of Huang River Investment Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Pursuant to the share subscription agreement we entered into with Tencent in May 2019, we agreed to issue to Tencent a certain number of our Class A ordinary shares for a total consideration of approximately US$250 million at prevailing market prices at certain pre-determined dates during the subsequent three-year period, of which 8,127,302 and 2,938,584 of our Class A ordinary shares were issued in May 2019 and May 2020.

Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Huang River Investment Limited to facilitate the settlement of over-allocations. Merrill Lynch International is obligated to return Class A ordinary shares to Huang River Investment Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Huang River Investment Limited for the loan of these Class A ordinary shares.

(9)

Based on the information provided by Walmart, represents (i) 144,952,250 Class A ordinary shares and (ii) 72,050,748 ADSs, representing 144,101,496 Class A ordinary shares, owned jointly by (i) Walmart, a corporation organized under the laws of the State of Delaware, (ii) Newheight Holdings Ltd., or Newheight, a company organized under the laws of the Cayman Islands, and (iii) Qomolangma Holdings Ltd., or Qomolangma, a company organized under the laws of the Cayman Islands. Walmart wholly owns each of

Qomolangma and Newheight indirectly through a number of other wholly-owned subsidiaries. Newheight is a wholly-owned subsidiary of Qomolangma. The address of the principal business office of Walmart is 702 S.W. Eighth Street, Bentonville, Arkansas 72716. The address of the principal business office of Newheight is PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. The address of the principal business office of Qomolangma is 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.
(10)

Represents 29,373,658 Class B ordinary shares held by Fortune Rising Holdings Limited. Fortune Rising Holdings Limited holds these Class B ordinary shares for the purpose of transferring such shares to the plan participants according to our awards under our share incentive plan, and administers the awards and acts according to our instruction. Fortune Rising Holdings Limited exercises the voting power with respect to these shares according to our instruction. Fortune Rising Holdings Limited is a company incorporated in the British Virgin Islands. Mr. Richard Qiangdong Liu is the sole shareholder and the sole director of Fortune Rising Holdings Limited. The registered address of Fortune Rising Holdings Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

To our knowledge, as of May 29, 2020, a total of 1,883,737,107 class A ordinary shares were held by five record holders in the United States, representing approximately 63.3% of our total outstanding shares on an as-converted basis (including the Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan). One of these holders is Deutsche Bank Trust Company Americas, the depositary of our ADS program, which held 73.5% of our Class A ordinary shares on record, representing approximately 62.4% of our total outstanding shares on record as of May 29, 2020 (including the 19,510,724 Class A ordinary shares issued to it for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan). The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to twenty votes per share. Holders of Class A and Class B ordinary shares vote together as one class on all matters subject to a shareholders’ vote. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstance.

Except for the above, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have not declared or paid any dividends on our ordinary shares, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company registered by way of continuation under the laws of the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary will then pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 2,639,489,928 Class A ordinary shares (or 2,659,439,928 Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding 19,510,724 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan.

All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.

Lock-Up Agreements

In connection with the Global Offering, we, Mr. Richard Qiangdong Liu, Huang River Investment Limited, a company wholly-owned by Tencent, and Walmart have agreed, for a period of 90 days after the date of this prospectus supplement, not to offer, pledge, issue, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, without the prior written consent of Merrill Lynch (Asia Pacific) Limited, UBS AG Hong Kong Branch and CLSA Limited, on behalf of the underwriters. The foregoing lock-up restrictions are subject to certain exceptions for each party. See “Underwriting—Lock-Up Agreements.” After the expiration of the 90-day period, the ordinary shares or ADSs held by Mr. Richard Qiangdong Liu may be sold in accordance with Rule 144 under the Securities Act or by means of registered public offerings, and the ordinary shares or ADSs held by Huang River Investment Limited or Walmart may be sold in accordance with Rule 144 under the Securities Act or by means of registered public offerings, subject to the additional lock-up restrictions as described below, as applicable.

In addition, each of Newheight Holdings Ltd., a company wholly owned by Walmart, and Huang River Investment Limited, is subject to certain lock-up obligations pursuant to their respective subscription agreement or investor rights agreement with us. In the case of Walmart, Newheight Holdings Ltd. shall not transfer, pledge or otherwise dispose of any of our ordinary shares, ADSs or other similar securities before June 20, 2021 without our prior written consent, subject to certain limited exceptions. In the case of Tencent, Huang River Investment Limited shall not, and shall cause its subsidiaries not to, without our prior written consent, transfer, pledge or otherwise dispose of any of the 2,938,584 Class A ordinary shares we issued to Huang River Investment Limited on May 27, 2020 within a 12-month period following May 27, 2020 to any person other than Tencent Holdings Limited or subsidiaries thereof. See Exhibits 4.27 and 4.39 to our 2019 Form 20-F for more information on their respective lock-up obligations.

Rule 144

“Restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•

1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 26,394,899 Class A ordinary shares, assuming no exercise by the Joint Representatives, on behalf the international underwriters, of their option to purchase additional Class A ordinary shares; and

•

the average weekly trading volume of our ordinary shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN ADSs AND CLASS A ORDINARY SHARES

Dealings and Settlement of Class A Ordinary Shares in Hong Kong

Our Class A ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 50 Class A ordinary shares. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:

•	Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•	Securities and Futures Commission of Hong Kong, or SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•	trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•	transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•	ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•	stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•

brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•

the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her Class A ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System participant’s stock account maintained with the Central Clearing and Settlement System, or CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.

Conversion between Class A Ordinary Shares Trading in Hong Kong and ADSs

In connection with the Global Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited, or Maples.

All Class A ordinary shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa.

In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Our ADSs

Our ADSs are traded on Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. Dollars.

ADSs may be held either:

•

directly, by having a certificated ADS, or an ADR, registered in the holder’s name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

•	indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is Deutsche Bank Trust Company Americas, whose office is located at 60 Wall Street, New York, New York 10005, United States of America.

Converting Class A Ordinary Shares Trading in Hong Kong into ADSs

An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, Deutsche Bank AG, Hong Kong Branch, Hong Kong, or the custodian, in exchange for ADSs.

A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•

If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Class A Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

•

To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•

Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•

If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register ordinary shares in their own names with the Hong Kong share registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including, but not limited to, presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong

Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

UNDERWRITING

The Global Offering

The offering of our 133,000,000 Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:

•

the offering of 15,960,000 Class A ordinary shares in Hong Kong (the “Hong Kong offer shares”) as described in “— The Hong Kong public offering” below, which we refer to as the “Hong Kong public offering”; and

•

the offering of 117,040,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the “international offer shares” and, together with the Hong Kong offer shares, the “Offer Shares”) as described in “—The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.

Merrill Lynch (Asia Pacific) Limited, UBS AG Hong Kong Branch, CLSA Limited, BOCI Asia Limited, CCB International Capital Limited, China Renaissance Securities (Hong Kong) Limited, ICBC International Capital Limited (with respect to the International Offering only) and Jefferies Hong Kong Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.

Under the terms and subject to the conditions in the Hong Kong underwriting agreement (as defined below), the Hong Kong underwriters below, or the Hong Kong underwriters, have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.

Hong Kong Underwriters	Number of Class A Ordinary Shares
Merrill Lynch (Asia Pacific) Limited	6,144,600
UBS AG Hong Kong Branch	4,069,800
CLSA Limited	2,872,800
BOCI Asia Limited	478,800
CCB International Capital Limited	478,800
China Renaissance Securities (Hong Kong) Limited	478,800
Jefferies Hong Kong Limited	478,800
ABCI Securities Company Limited	159,600
BOCOM International Securities Limited	159,600
CMB International Capital Limited	159,600
Guotai Junan Securities (Hong Kong) Limited	79,800
Haitong International Securities Company Limited	79,800
Huatai Financial Holdings (Hong Kong) Limited	0
ICBC International Securities Limited	159,600
Mizuho Securities Asia Limited	79,800
Nomura International (Hong Kong) Limited	79,800

Total:	15,960,000

Under the terms and subject to the conditions in the international underwriting agreement (as defined below), the international underwriters for whom Merrill Lynch (Asia Pacific) Limited, UBS AG Hong Kong Branch and CLSA Limited are acting as the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:

International Underwriters	Number of Class A Ordinary Shares
Merrill Lynch (Asia Pacific) Limited	45,060,400
UBS AG Hong Kong Branch	29,845,200
CLSA Limited	21,067,200
ABCI Securities Company Limited	1,170,400
BOCI Asia Limited	3,511,200
BOCOM International Securities Limited	1,170,400
CCB International Capital Limited	3,511,200
China Renaissance Securities (Hong Kong) Limited	3,511,200
CMB International Capital Limited	1,170,400
Guotai Junan Securities (Hong Kong) Limited	585,200
Haitong International Securities Company Limited	585,200
Huatai Financial Holdings (Hong Kong) Limited	0
ICBC International Securities Limited	1,170,400
Jefferies Hong Kong Limited	3,511,200
Mizuho Securities Asia Limited	585,200
Nomura International (Hong Kong) Limited	585,200

Total:	117,040,000

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

Upon the closing of the Global Offering, we will have 2,639,489,928 Class A ordinary shares (or 2,659,439,928 Class A ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding 19,510,724 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan.

The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our Class A ordinary shares under the stock code “9618.” The shares will be traded in board lots of 50 shares each. Our ADSs are listed on the Nasdaq Global Select Market under the symbol “JD.” Each ADS represents two Class A ordinary shares.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our Class A ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of Class A ordinary shares offered

We are offering 15,960,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 12% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the Hong Kong public offering will represent approximately 0.52% of the total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering (assuming the over-allotment option is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of the options or the vesting of restricted share units or other awards that have been or may be granted from time to time).

The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong public offering is subject to the conditions set out in “— Conditions of the Global Offering” below.

Allocation

Allocation of Offer Shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the Hong Kong public offer price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 3,325,000 Hong Kong offer shares are liable to be rejected.

Before submitting applications for the Hong Kong offer shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong public offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Applications

Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any international offer shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

Applicants under the Hong Kong public offering are required to pay, on application, the maximum Hong Kong public offer price of HK$236.00 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each Offer Share, amounting to a total of HK$11,918.91 for one board lot of 50 Class A ordinary shares. As the Hong Kong public offer price is less than the maximum Hong Kong public offer price of HK$236.00 per Offer Share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

We and the Hong Kong underwriters have entered into an underwriting agreement dated June 5, 2020, or the Hong Kong underwriting agreement, relating to the Hong Kong public offering.

The International Offering

The international offering will consist of an offering of 117,040,000 Offer Shares offered by us (subject to the option of the international underwriters to purchase additional Class A ordinary shares), representing 88% of the total number of Offer Shares available under the Global Offering. The number of Offer Shares offered under the international offering will represent approximately 3.79% of the total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering (assuming the over-allotment option is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time).

Allocation

The international offering will include U.S. offering of Offer Shares in the United States as well as non-U.S. offering to institutional and professional investors and other investors anticipated to have a sizeable demand for such Offer Shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the international offering will be effected in accordance with a “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the Offer Shares are listed on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered Offer Shares under the international offering and who has made an application under the Hong

Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of Offer Shares under the Hong Kong public offering.

International Underwriting Agreement

We have entered into an international underwriting agreement with the Joint Representatives, as representatives of the international underwriters, relating to the international offering dated the date of the price determination date.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Merrill Lynch (Asia Pacific) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. UBS AG Hong Kong Branch will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC. China Renaissance Securities (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, China Renaissance Securities (US) Inc. Haitong International Securities Company Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Haitong International Securities (USA) Inc. Huatai Financial Holdings (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Huatai Securities (USA), Inc. Jefferies Hong Kong Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Jefferies LLC. Nomura International (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Nomura Securities International, Inc. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.

Compensation and Expenses

The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming, respectively, no exercise and full exercise of the international underwriters’ option to purchase up to an additional 19,950,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent approximately 0.67% of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong public offering of HK$226.00.

	No Exercise		Full Exercise
Underwriting discounts and commissions per Class A ordinary share	US$	0.1955	US$	0.1700
Total underwriting discounts and commissions	US$	26,000,000	US$	26,000,000

The above underwriting discounts and commissions do not include a discretionary incentive fee of up to US$5.0 million payable by us to certain underwriters. The amount of such incentive fee will be determined at our sole discretion after the completion of this offering.

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, commissions and the incentive fee, are approximately HK$85.9 million (US$11.1 million).

International Underwriters’ Option to Purchase Additional Class A ordinary shares

In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 19,950,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares initially available under the Global Offering, at the international offering price to, among other things, cover over-allocations in the international offering, if any.

Merrill Lynch (Asia Pacific) Limited, through its affiliate Merrill Lynch International, has entered into a borrowing arrangement with Huang River Investment Limited that is intended to facilitate the settlement of over-allotment. Merrill Lynch International is obligated to return Class A ordinary shares to Huang River Investment Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or to Huang River Investment Limited for the loan of the Class A ordinary shares.

If the international underwriters’ option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 0.64% of our total Class A ordinary shares and Class B ordinary shares in issue immediately following the completion of the Global Offering, without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options of the vesting of restricted share units or other awards that have been or may be granted from time to time. If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.

Lock-Up Agreements

We have undertaken to the underwriters that for the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, or such earlier date that the Joint Sponsors (for themselves and on behalf of the underwriters) consent to in writing, and unless in compliance with the requirements of the Hong Kong Listing Rules, we will not, directly or indirectly, take any of the following actions with respect to our Class A ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our Class A ordinary shares or ADSs (collectively, the “lock-up securities”): (a) offer, sell, issue, pledge, contract to sell or otherwise dispose of lock-up securities, (b) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase lock-up securities, (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in lock-up securities within the meaning of Section 16 of the Exchange Act; or (d) file with the SEC a registration statement under the Securities Act relating to lock-up securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in this prospectus supplement, without the prior written consent of the Joint Representatives, provided, however, that we shall be permitted during the lock-up period to:

(a)	issue, pledge or otherwise dispose of Class A ordinary shares or ADSs pursuant to any of the agreements existing as of the date of the Hong Kong underwriting agreement;

(b)

sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any Class A ordinary shares to be loaned and sold pursuant to the borrowing arrangement by and between the stabilizing manager and Huang River Investment Limited, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering;

(c)

issue Class A ordinary shares or ADSs or the grant of options to purchase Class A ordinary shares, restricted shares, restricted share units or any other equity-linked rights issuable under our share incentive plan existing on the date of the Hong Kong underwriting agreement, including the effect of one or more bulk issuances of Class A ordinary shares, or ADSs upon deposit of Class A ordinary shares with our depositary bank, and delivered to our brokerage accounts existing on the date of the Hong Kong underwriting agreement, in contemplation of future issuance under our share incentive plan existing on the date of the Hong Kong underwriting agreement;

(d)	effect any capitalization issue, capital reduction or consolidation or sub-division of the Class A ordinary shares;

(e)	issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date of the Hong Kong underwriting agreement;

(f)

issue any securities by us in connection with our acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the underwriters; and

(g)	repurchase securities pursuant to our share repurchase programs existing on the date of the Hong Kong underwriting agreement.

Undertakings by Mr. Richard Qiangdong Liu

Mr. Richard Qiangdong Liu, as our chairman and chief executive officer, has agreed that, subject to certain exceptions, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, he will not, without the prior written consent of the Joint Sponsors on behalf of the underwriters, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares or ADSs, or any securities convertible into or exchangeable or exercisable for any shares or ADSs, whether owned as at the price determination date directly by him (including holding as custodian) or with respect to which he has beneficial ownership within the rules and regulations of the SEC (collectively, the “Chairman & Chief Executive Officer Lock-up Securities”), (ii) enter into a transaction which would have the same effect as the transactions set forth in (i) above, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Chairman & Chief Executive Officer Lock-up Securities, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, or (iv) make any demand for or exercise any right with respect to, the registration of any Chairman & Chief Executive Officer Lock-up Securities; provided, however, that the foregoing restrictions shall not apply to:

(a)

any transaction relating only to (i) shares or ADSs purchased in open market transactions on or after the price determination date or (ii) shares or ADSs acquired in private transactions on or after the price determination date from third parties to the extent such acquired shares or ADSs are not subject to any lock-up or similar transfer restrictions;

(b)

any conversion of the Chairman & Chief Executive Officer Lock-up Securities into, or exchange or exercise of the Chairman & Chief Executive Officer Lock-up Securities for, shares or ADSs by him, provided that the shares or ADSs received by him upon such conversion, exchange or exercise shall be subject to the terms of the lock-up restriction set forth above;

(c)

the establishment of a trading plan pursuant to Rule 10b5-1 under the U.S. Exchange Act for the transfer of the Chairman & Chief Executive Officer Lock-up Securities, provided that such plan does not provide for the sale of any Chairman & Chief Executive Officer Lock-up Securities during the lock-up period; for the avoidance of doubt, the restrictions contained herein shall not apply to any sales or other transfers of his shares or ADSs pursuant to a plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect as of the date of the price determination date;

(d)

any transfer of the Chairman & Chief Executive Officer Lock-up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the shares or ADSs in connection with a change of control of our company; provided, that in the event the tender offer, merger, consolidation or other such transaction is not completed, his Chairman & Chief Executive Officer Lock-up Securities shall remain subject to the restrictions set forth above;

(e)

any transfer of the Chairman & Chief Executive Officer Lock-up Securities (i) as a bona fide gift or gifts, (ii) through will or intestacy, (iii) to a charitable or not-for-profit organization or educational institution or (iv) to an immediate family member as defined under rule 14A.12(1)(a) of the Hong Kong Listing Rules or a trust (including, for the avoidance of doubt, an entity owned and controlled by such trust) or an entity beneficially owned and controlled by him (the transferees in (iv) collectively, the “Permitted Transferees”), including any transfer of options, restricted share units, restricted shares or underlying shares to a charitable trust or similar entity he has established or will establish; provided in case of (i) and (iv) above that the transferee agrees to be bound in writing by the terms of the lock-up agreement entered into by him and delivers such writing to the Joint Sponsors and the Joint Global Coordinators prior to such transfer;

(f)	by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

(g)

the maintenance of existing, or the grant of additional, pledges of the Chairman & Chief Executive Officer Lock-up Securities in favor of an institution/company legally licensed to provide financing services for the purpose of securing personal loans (“Chairman & Chief Executive Officer Loans”) to him or a Permitted Transferee (as such may be amended, refinanced or modified from time to time), or any sale, disposition or transfer of the pledged Chairman & Chief Executive Officer Lock-up Securities in connection with any enforcement action or foreclosure or exercise of other rights by such lenders under any provision in such Chairman & Chief Executive Officer Loans documentation, including any foreclosure sale, disposition or transfer directed by a security agent under such Chairman & Chief Executive Officer Loans, provided that (A) he will immediately inform the Company and the Joint Global Coordinators in writing upon the occurrence of such pledge together with the number of the Chairman & Chief Executive Officer Lock-up Securities so pledged; and (B) he will immediately inform us and the Joint Global Coordinators in writing if and when he receives indications, either verbal or written, from any such pledgee that any of such pledged Chairman & Chief Executive Officer Lock-up Securities will be disposed of; or

(h)	any transaction relating to the shares or ADSs held by Fortune Rising Holdings Limited;

provided that in each case other than (c) and (d) above, no filing or other public announcement by any party shall be required or made voluntarily during the lock-up period in connection with the transactions contemplated therein.

Undertakings by Tencent

Huang River Investment Limited, a wholly-owned subsidiary of Tencent, has agreed that, subject to certain exceptions, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, it will not, without the prior written consent of the Joint Sponsors on behalf of the Underwriters, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares or ADSs, or any securities convertible into or exchangeable or exercisable for any shares or ADSs, owned as at the price determination date directly by it (including holding as custodian) or with respect to which it has beneficial ownership within the rules and regulations of the SEC (collectively, the “Tencent Lock-Up Securities”), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Tencent Lock-Up Securities, or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, provided that it may make announcements with respect to any transfer of, or intention to transfer, the Tencent Lock-Up Securities to an entity that is directly or indirectly wholly-owned by Tencent (a “Tencent Group Member”) if such transfer is not a disposition for value received from an entity or other person that is not a Tencent Group Member, provided, however, that the foregoing restrictions shall not apply to:

(a)

any transaction relating only to (i) shares or ADSs purchased in open market transactions on or after the price determination date or (ii) shares or ADSs acquired in private transactions on or after the price determination date from third parties to the extent such acquired shares or ADSs are not subject to any lock-up or similar transfer restrictions;

(b)

any conversion of the Tencent Lock-Up Securities into, or exchange or exercise of the Tencent Lock-Up Securities for, shares or ADSs by it, provided that the shares or ADSs received by it upon such conversion, exchange or exercise shall be subject to the terms of the lock-up restriction set forth above;

(c)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Tencent Lock-Up Securities, provided that such plan does not provide for the transfer of any Tencent Lock-Up Securities during the Tencent Lock-Up Period;

(d)

any transfer of the Tencent Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the shares or ADSs in connection with a change of control of our company; provided, that in the event the tender offer, merger, consolidation or other such transaction is not completed, the Tencent’s Lock-Up Securities shall remain subject to the restrictions set forth above;

(e)

any transfer of the Tencent Lock-Up Securities as a bona fide gift or gifts or through will or intestacy, or to a charitable organization or a trust or an entity beneficially owned and controlled by it, provided in each case that any such transfer shall not involve a disposition for value;

(f)

any transfer of the Tencent Lock-Up Securities to a Tencent Group Member, provided that any such transfer shall not involve a disposition for value received from an entity or other person that is not a Tencent Group Member;

(g)

the maintenance of existing, or the grant of additional, pledges of the Tencent Lock-Up Securities to one or more lenders for the purpose of securing loans (“Tencent Loans”) to Tencent or a Tencent Group Member provided under facilities outstanding as of the date of the Hong Kong underwriting agreement (as such may be amended, refinanced or modified from time to time, provided that the total size of such facility is not increased), or any sale, disposition or transfer of Tencent’s or such Tencent Group Member’s pledged Tencent Lock-Up Securities in connection with any enforcement action or foreclosure or exercise of other rights by such lenders under any provision in such Tencent Loans documentation, including any foreclosure sale, disposition or transfer directed by a security agent under such Tencent Loans;

(h)

for the purpose of facilitating the settlement of over-allocations in connection with the Global Offering, any transfer of the Tencent Lock-Up Securities pursuant to the stock borrowing agreement, which is expected to be entered into between the stabilizing manager of the Global Offering and Huang River Investment Limited, to cover any over-allocations in the international offering, if any;

(i)

with respect to Tencent Lock-Up Securities that are subject to an existing pledge (which for the avoidance of doubt includes a pledge in the form of a share mortgage), the grant of a right of rehypothecation, right of use or similar right (encompassing the right to loan, sell or re-pledge such Tencent Lock-Up Securities), and the exercise of any such right of rehypothecation, right of use or similar right; or

(j)

the use of Tencent Lock-Up Securities beneficially owned by it as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan;

provided that in the case of each of clause (a), (b), (c) and (e) above, no filing or other public announcement by any party shall be required or made voluntarily during the lock-up period in connection with the transactions contemplated therein; provided, further, that in the case of each of clause (e) or (f), any transferee that directly receives Tencent Lock-Up Securities agrees to be bound in writing by the terms of the lock-up agreement entered into by Tencent and delivers such writing to the Joint Sponsors (or, prior to their designation, our company) prior to such transfer.

Undertakings by Walmart

Walmart has agreed that, subject to certain exceptions, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, it will not, without the prior written consent of the Joint Sponsors on behalf of the underwriters, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares or ADSs, or any securities convertible into or exchangeable or exercisable for any shares or ADSs, owned as at the price determination date directly by it (including holding as custodian) or with respect to which it has beneficial ownership within the rules and regulations of the SEC (collectively, the “Walmart Lock-Up Securities”), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Walmart Lock-Up Securities, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, provided that Walmart may make announcements with respect to any transfer of, or intention to transfer, the Walmart Lock-Up Securities to an entity that is directly or indirectly wholly-owned by Walmart (a “Walmart Group Member”) if such transfer is not a disposition for value received from an entity or other person that is not a Walmart Group Member, or (iv) make any demand for or exercise any right with respect to, the registration of any Walmart Lock-Up Securities; provided, however, that the foregoing restrictions shall not apply to:

(a)

any transaction relating only to (i) shares or ADSs purchased in open market transactions on or after the price determination date or (ii) shares or ADSs acquired in private transactions on or after the price determination date from third parties to the extent such acquired shares or ADSs are not subject to any lock-up or similar transfer restrictions;

(b)

any conversion of the Walmart Lock-Up Securities into, or exchange or exercise of the Walmart Lock-Up Securities for, shares or ADSs by it, provided that the shares or ADSs received by it upon such conversion, exchange or exercise shall be subject to the terms of the lock-up restriction set forth above;

(c)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Walmart Lock-Up Securities, provided that such plan does not provide for the transfer of any Walmart Lock-Up Securities during the Walmart Lock-Up Period;

(d)

any transfer of the Walmart Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the shares or ADSs in connection with a change of control of our company; provided, that in the event the tender offer, merger, consolidation or other such transaction is not completed, the Walmart’s Lock-Up Securities shall remain subject to the restrictions set forth above;

(e)

any transfer of the Walmart Lock-Up Securities as a bona fide gift or gifts or through will or intestacy, or to a charitable organization or a trust or an entity beneficially owned and controlled by it, provided in each case that any such transfer shall not involve a disposition for value;

(f)

any transfer of the Walmart Lock-Up Securities to a Shareholder Group Member, provided that any such transfer shall not involve a disposition for value received from an entity or other person that is not a Walmart Group Member;

(g)

the maintenance of existing, or the grant of additional, pledges of the Walmart Lock-Up Securities to one or more lenders for the purpose of securing loans (“Walmart Loans”) to Walmart or a Walmart Group Member provided under facilities outstanding as of the date of the Hong Kong underwriting agreement (as such may be amended, refinanced or modified from time to time, provided that the total size of such facility is not increased), or any sale, disposition or transfer of Walmart’s or such Walmart Group Member’s pledged Walmart Lock-Up Securities in connection with any enforcement action or foreclosure or exercise of other rights by such lenders under any provision in such Walmart Loans documentation, including any foreclosure sale, disposition or transfer directed by a security agent under such Walmart Loans;

(h)

with respect to Walmart Lock-Up Securities that are subject to an existing pledge (which for the avoidance of doubt includes a pledge in the form of a share mortgage), the grant of a right of rehypothecation, right of use or similar right (encompassing the right to loan, sell or re-pledge such Walmart Lock-Up Securities), and the exercise of any such right of rehypothecation, right of use or similar right; or

(i)

any disclosure required by applicable law, rule, regulation or stock exchange requirements or judicial or legal process by any court or legislative or administrative body in writing, provided that Walmart will (to the extent reasonably possible and not prohibited by law) notify the Joint Sponsors and the Joint Global Coordinators prior to making any such disclosure in writing;

provided that in the case of each of clause (a), (b), (c) and (e) above, no filing or other public announcement by any party shall be required or made voluntarily during the lock-up period in connection with the transactions contemplated therein; provided, further, that in the case of each of clause (e) or (f), any transferee that directly receives Walmart Lock-Up Securities agrees to be bound in writing by the terms of the lock-up agreement entered into by Walmart and delivers such writing to the Joint Sponsors (or, prior to their designation, our company) prior to such transfer.

Conditions of the Global Offering

Acceptance of all applications for Offer Shares will be conditional on:

•

the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, our Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including the Shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional Class A ordinary shares) and the Class A ordinary shares to be issued pursuant to our share incentive plan, including pursuant to the exercise of options or the vesting of restricted share units or other awards that have been or may be granted from time to time and the Class A ordinary shares to be issued after conversion of Class B ordinary shares;

•	the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

•	the execution and delivery of the international underwriting agreement on or around the price determination date; and

•

the obligations of the Hong Kong underwriters under the Hong Kong underwriting agreement and the obligations of the international underwriters under the international underwriting agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.

The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Share certificates for the Offer Shares will only become valid at 8:00 a.m. on June 18, 2020, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on June 18, 2020, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on June 18, 2020. The Class A ordinary shares will be traded in board lots of 50 Class A ordinary shares each and the stock code of the Class A ordinary shares will be “9618.”

Indemnification

We have agreed to indemnify the several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilizing manager may bid for or purchase the securities is not permitted to exceed the Hong Kong public offer price.

In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong public offering.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (b) selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (c) purchasing, or agreeing to purchase, the Class A ordinary shares pursuant to the exercise of the option of the underwriters to purchase additional Class A ordinary shares in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (e) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.

Specifically, prospective applicants for and investors in the Offer Shares should note that:

•	the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the Class A ordinary shares;

•	there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•

liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class A ordinary shares;

•

the stabilizing manager may not bid for or purchase the securities in order to support the price of the Class A ordinary shares for longer than the stabilization period, which will begin on the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange, and is expected to expire on July 11, 2020, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further stabilization action may be made, demand for the Class A ordinary shares, and therefore the price of the Class A ordinary shares, could fall;

•	the stabilizing manager cannot assure the price of the Class A ordinary shares to stay at or above the Hong Kong public offer price by the taking of any stabilizing action; and

•

stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the Hong Kong public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the Offer Shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

In connection with the Global Offering, the underwriters may also purchase and sell Class A ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class A ordinary shares (including Class A ordinary shares represented by short sales of ADSs) for which the international underwriters’ option to purchase additional Class A ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A ordinary shares or purchasing Class A ordinary shares or ADSs in the open market and converting such ADSs into Class A ordinary shares. In determining the source of Class A ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional Class A ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of Class A ordinary shares or ADSs made by the underwriters in the open market.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A ordinary shares or ADSs. As a result, the price of the Class A ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the price determination date) and may end any of these activities at any time. These transactions may be effected on the Nasdaq, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

The underwriters and their affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to assets, securities and/or instruments of our company and/or persons and entities with relationships with our company and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the Class A ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class A ordinary shares (which financing may be secured by the Class A ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in Hong Kong and in the United States and elsewhere in the world and may result in the underwriters and their affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.

In relation to issues by underwriters or their affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.

All such activities may occur both during and after the end of the stabilizing period described in “—Stabilization” above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

It should be noted that when engaging in any of these activities, the underwriters will be subject to certain restrictions, including the followings:

(a)    the underwriters (other than the stabilizing manager, its affiliates or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to Stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

(b)    the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of Offer Shares in the Global Offering.

The address of Merrill Lynch (Asia Pacific) Limited is 55/F Cheung Kong Center, 2 Queen’s Road Central, Central. Hong Kong. The address of UBS AG Hong Kong Branch is 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong. The address of CLSA Limited is 18/F, One Pacific Place, 88 Queensway, Hong Kong.

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Class A ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any Shares at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class A ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition to what is provided for under the heading “European Economic Area”, in the United Kingdom:

(a)

an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) in connection with the issue or sale of the Class A ordinary shares, has only been and will only be, communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the us; and

(b)	all applicable provisions of the FSMA with respect to anything done in relation to the Class A ordinary shares in, from or otherwise involving the United Kingdom have been and will be complied with.

Bermuda

The offer of the Class A ordinary shares under the International Offering is private and is not intended for the public. This offering circular has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.

British Virgin Islands

The Class A ordinary shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The Class A ordinary shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Class A ordinary shares for the purposes of the Securities and Investment Business Act, 2010 (“SIBA”) or the Public Issuers Code of the British Virgin Islands.

Canada

The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

The Class A ordinary shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

France

This prospectus supplement and the accompanying prospectus have not been prepared in the context of a public offering of securities in France within the meaning of Article L.411-1 of the French Code monétaire et financier and has therefore not been submitted to the Autorité des marches financiers, or the AMF, for clearance or otherwise.

Accordingly, the Class A ordinary shares have not been and will not be offered or sold, directly or indirectly, to the public in France and neither this offering circular nor any other offering material relating to the Class A ordinary shares has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), provided that such investors are acting for their own account, and/or to persons providing portfolio management financial services (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), all as defined and in accordance with Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier).

The Class A ordinary shares may only be offered or sold, directly or indirectly, to the public in the Republic of France in accordance with applicable laws relating to public offerings (which are in particular set forth in Article L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier).

Germany

This prospectus supplement and the accompanying prospectus are not being distributed in the context of, and do not constitute, a public offer of securities in Germany within the meaning of the German Securities Prospectus Act (Wertpapierprospektgesetz) which implemented the Prospectus Directive 2003/71/EC (the “Prospectus Directive”), and they have not been and will not be filed with, approved by or notified to the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). As a result, this prospectus supplement, copies thereof or any other documents relating to the offering or the Class A ordinary shares may not be distributed, and the Class A ordinary shares may not be offered or sold in Germany other than to certain qualified investors or in transactions which are otherwise exempt from the prospectus requirement of the German Securities Prospectus Act (Wertpapierprospektgesetz).

Hong Kong

(i) The international offer shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning thereof, and (ii) no advertisement, invitation or document relating to the international offer shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the international offer shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning ascribed to it in the Securities and Futures Ordinance and any rules made thereunder.

Italy

This prospectus supplement and the accompanying prospectus have not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le società e la Borsa, or the CONSOB) pursuant to Legislative Decree No. 58 of February 24, 1998, as amended, or the Finance Law, and to CONSOB Regulation No. 11971 of May 14, 1999, as amended, or the Issuers Regulation. Accordingly, copies of this prospectus supplement or any other document relating to the Class A ordinary shares may not be distributed, made available or advertised in Italy, nor may the Class A ordinary shares be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to Professional Investors (as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or the Intermediaries Regulation) pursuant to article 100 of the Finance Law; (ii) to prospective investors where the offer of the Class A ordinary shares relies on the exemption from the investment solicitation rules pursuant to, and in compliance with the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of the Class A ordinary shares or distribution of the offering circular, or any part thereof, or of any other document or material relating to the Class A ordinary shares in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of September 1, 1993, as amended, the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Japan

The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kingdom of Saudi Arabia

This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).

The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.

Prospective purchasers of the Class A ordinary shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.

Korea

The Class A ordinary shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class A ordinary shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class A ordinary shares may not be resold to Korean residents unless the purchaser of the Class A ordinary shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A ordinary shares.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A ordinary shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In addition, investors in Singapore should note that the Class A ordinary shares acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their Class A ordinary shares.

State of Kuwait

The Class A ordinary shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Class A ordinary shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the underwriters acknowledge this restriction and that this prospectus supplement, the accompanying prospectus and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.

Switzerland

The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or other regulated trading facility in Switzerland. This offering circular has been prepared without regard to the disclosure standards for issuance of prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or disclosure standards for listing prospectuses under Article 27 et seqq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the Class A ordinary shares or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the offering of the Class A ordinary shares, us or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.

PRC

This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Taiwan

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

Qatar

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class A ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.

This prospectus supplement and the accompanying prospectus have not been and will not be:

(i) lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

(ii) authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.

The offer of the Class A ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.

The Class A ordinary shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such Shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this offering circular, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.

United Arab Emirates

The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the Class A ordinary shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

The Class A ordinary shares may be offered, and this offering circular may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The Class A ordinary shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

TAXATION

The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our Class A ordinary shares and our ADSs. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, Hong Kong and the United States. You should consult your own tax advisors with respect to the consequences of investment in our Class A ordinary shares and our ADSs. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Shihui Partners, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that none of JD.com, Inc. and its subsidiaries outside of China is a PRC resident enterprise for PRC tax purposes. JD.com, Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that JD.com, Inc. meets all of the conditions above. JD.com, Inc. is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other subsidiaries outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”.

If the PRC tax authorities determine that JD.com, Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. In addition, gains derived by our non-PRC individual shareholders from the sale of our shares and ADSs may be subject to a 20% PRC withholding tax. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of JD.com, Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that JD.com, Inc. is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company, JD.com, Inc., is not deemed to be a PRC resident enterprise, holders of our ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. SAT Circular 7 further clarifies that, if a non-resident enterprise derives income by acquiring and selling shares in an offshore listed enterprise in the public market, such income will not be subject to PRC tax. In addition, SAT Public Notice 37 provided certain key changes to the previous withholding regime, for example, the withholding obligation for a non-resident enterprise deriving dividend arises on the date on which the payment is actually made rather than on the date of the resolution that declared the dividends. However, there is uncertainty as to the application of SAT Public Notice 37 and SAT Circular 7, we and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Public Notice 37 and SAT Circular 7 and we may be required to expend valuable resources to comply with SAT Public Notice 37 and SAT Circular 7 or to establish that we should not be taxed under SAT Public Notice 37 and SAT Circular 7. See “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China—We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future” in our 2019 Form 20-F, which is incorporated by reference into the accompanying prospectus.

Hong Kong Taxation

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.”

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our ADSs or ordinary shares by a U.S. Holder (as defined below) that holds our ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the tax laws of the United States as in effect on the date of this prospectus supplement and on U.S. Treasury regulations in effect as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax considerations described below. No ruling has been sought from the United States Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, banks, certain financial institutions, insurance companies, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt entities (including private foundations), investors who are not U.S. Holders, U.S. expatriates, investors liable for the alternative minimum tax, investors who acquired their ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors subject to the 3.8% Medicare tax on their net investment income, investors required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement or investors that have a functional currency other than the United States dollar), all of whom may be subject to tax rules that differ significantly from those summarized below.

In addition, this discussion does not address any state, local or non-United States tax considerations. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust, the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) owns our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or ordinary shares.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. U.S. Holders who hold ADSs will be treated as the holder of the underlying ordinary shares represented by those ADSs for United States Federal income tax purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. The average percentage of a corporation’s assets that produce or are held for the production of passive income is generally determined on the basis of the fair market value of the corporation’s assets at the end of each quarter.

In addition, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is unclear, we treat our variable interest entities as being owned by us for United States federal income tax purposes because we control their management decisions and we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their results of operations in our U.S. GAAP financial statements and treat them as being owned by us for United States federal income tax purposes. If it were determined, however, that we are not the owner of our variable interest entities for United States federal income tax purposes, we may be treated as a PFIC for our taxable year ended December 31, 2019 and in future taxable years.

Subject to the foregoing uncertainties, based on our current income and assets and the value of our ADSs and outstanding ordinary shares, we do not expect to be classified as a PFIC for our taxable year ended December 31, 2019 or in the foreseeable future. While we do not anticipate becoming a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our ADSs or ordinary shares, may cause us to become a PFIC for future taxable years. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization, which may fluctuate over time. Among other factors, if our market capitalization subsequently declines, we may be or become classified as a PFIC for the current or future taxable years. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income or where we determine not to deploy significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, and unless the U.S. Holder makes a “mark-to-market” election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•

amounts allocated to the current taxable year and any taxable years in a U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income; and

•

amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to such U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if such ADSs or ordinary shares are held as capital assets.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holders would not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to our ADSs, but not our ordinary shares, provided that our ADSs remained listed on Nasdaq and that the ADSs are regularly traded. The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or “regularly traded” on a qualified exchange or other market, as defined in applicable Treasury regulations. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. In the case of a U.S. Holder who has held ADSs during any taxable year in respect of which we were classified as a PFIC and continues to hold such ADSs (or any portion thereof) and has not previously determined to make a mark-to-market election and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs.

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the general PFIC rules described above with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

A U.S. Holder that holds ADSs or ordinary shares in any year in which we are classified as a PFIC may make a “deemed sale” election with respect to such ADSs or ordinary shares in a subsequent taxable year in which we are not classified as a PFIC. If a U.S. Holder makes a valid deemed sale election with respect to such ADSs or ordinary shares, such U.S. Holder will be treated as having sold all of its ADSs or ordinary shares for their fair market value on the last day of the last taxable year in which we were a PFIC and such ADSs or ordinary shares will no longer be treated as PFIC stock. A U.S. Holder will recognize gain (but not loss), which will be subject to tax as an “excess distribution” received on the last day of the last taxable year in which we were a PFIC. A U.S. Holder’s basis in the ADSs or ordinary shares would be increased to reflect gain recognized, and such U.S. Holder’s holding period would begin on the day after we ceased to be a PFIC.

The deemed sale election is only relevant to U.S. Holders that hold the ADSs or ordinary shares during a taxable year in which we cease to be a PFIC. U.S. Holders are urged to consult their tax advisors regarding the advisability of making a deemed sale election and the consequences thereof in light of the U.S. Holder’s individual circumstances.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the tax treatment for PFICs described above.

If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must file an annual Internal Revenue Service Form 8621.

Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing of ADSs or ordinary shares if we are or become classified as a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Dividends

Any cash distributions (including any amount of any PRC tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution we pay will generally be reported as a “dividend” for United States federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations under the Code.

Individuals and other non-corporate recipients will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income” on dividends paid on our ADSs, provided that certain conditions are satisfied, including that (i) our ADSs are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty (the “Treaty”), (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed above) for the taxable year in which the dividend was paid and the preceding taxable year, and (iii) certain holding period requirements are met. Because (i) U.S. Treasury guidance indicates that ADSs representing ordinary shares, such as ours, listed on the Nasdaq Global Select Market are considered to be readily tradable on an established securities market in the United States, and (ii) we believe that we were not a PFIC for United States federal income tax purposes for our taxable year ended December 31, 2019 and we do not expect to be a PFIC in subsequent years, we believe that we are a qualified foreign corporation with respect to dividends paid on the ADSs, but not with respect to dividends paid on our ordinary shares. In the event that we are deemed to be a PRC resident enterprise under PRC tax law, we believe that we would be eligible for the benefits under the Treaty and that we should be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares or ADSs. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances.

For United States foreign tax credit purposes, dividends will generally be treated as income from foreign sources and will generally constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the PFIC discussion above, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the sale or other disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year. An individual U.S. Holder or other non-corporate U.S. Holder who has held the ADSs or ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source income or loss for foreign tax credit purposes, which will generally limit the availability to claim foreign tax credits. However, in the event we are deemed to be a PRC “resident enterprise” under PRC tax law, we believe that we would be eligible for the benefits under the Treaty. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as PRC source income and therefore may be able to claim foreign tax credits in respect of such PRC taxes. U.S. Holders will not be able to claim foreign tax credits in respect of any applicable Hong Kong stamp duty as described in “—Hong Kong Taxation” above. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps and Slate, Meagher & Flom with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by Shihui Partners with respect to legal matters of PRC law. The underwriters are being represented by Clifford Chance US LLP and Clifford Chance with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law and by Han Kun Law Offices with respect to legal matters of PRC law. The validity of the Class A ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Shihui Partners and for the underwriters by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP may rely upon Shihui Partners with respect to matters governed by PRC law. Clifford Chance US LLP and Clifford Chance may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this Prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 12/F China Life Financial Center, No. 23 Zhenzhi Road, Chaoyang District, Beijing 100026, People’s Republic of China.

The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 6/F DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai 200120, People’s Republic of China.

PROSPECTUS

JD.com, Inc.

Class A Ordinary Shares

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of ordinary shares by selling shareholders (if any).

We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 34 of this prospectus.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “JD.” On June 4, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$56.52 per ADS.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2020.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refer to our American depositary shares, each of which represents two Class A ordinary shares;

•

“annual active customer accounts” refer to customer accounts that made at least one purchase during the twelve months ended on the respective dates, including both online retail and online marketplace;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.00002 per share;

•	“RMB” refers to the legal currency of China;

•	“U.S. dollars,” “US$,” “dollars” and “$” refer to the legal currency of the United States; and

•	“we,” “us,” “our company” and “our” refer to JD.com, Inc., its subsidiaries and its consolidated variable interest entities and their subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus are made at a rate of RMB7.0808 to US$1.00, the exchange rate in effect as of March 31, 2020 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On May 29, 2020, the exchange rate was RMB7.1348 to US$1.00.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the retail and online retail markets in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with customers, suppliers and third-party merchants;

•	our plans to invest in our fulfillment infrastructure and technology platform as well as new business initiatives;

•	competition in our industry; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We are a leading technology driven e-commerce company transforming to become a leading supply chain-based technology and service provider. We generated total net revenues of RMB362.3 billion, RMB462.0 billion and RMB576.9 billion in 2017, 2018 and 2019, respectively. We incurred net losses from continuing operations of RMB19 million and RMB2,801 million in 2017 and 2018, respectively, and generated net income from continuing operations of RMB11,890 million in 2019.

Overview of Our E-Commerce Business

We are the largest retail company in China by total revenues in 2019, according to Fortune Global 500. We believe our scale and market leadership are built upon our competitive edge in customer experience and operational efficiency, as well as our commitment to strategically invest in technology and logistics infrastructure for the long term.

Providing superior customer experience is our top priority. Our e-commerce business offers customers a wide selection of authentic products at competitive prices. We have built and operate our own nationwide fulfillment infrastructure that supports our e-commerce business. Our speedy, efficient and reliable fulfillment services ensure a high degree of customer satisfaction. We offer an enjoyable online shopping experience mainly through our content-rich, user-friendly and highly personalized mobile apps and website www.jd.com. We also provide comprehensive customer services and convenient payment options. Owing to the superior customer experience we provide, our loyal customer base has expanded rapidly. We had 292.5 million, 305.3 million and 362.0 million annual active customer accounts in 2017, 2018 and 2019, respectively.

We operate online retail and marketplace e-commerce businesses. In our online retail business, we purchase products from suppliers and sell them directly to our customers. We offer a wide range of product categories through our online retail business, including electronics products, home appliances and a large variety of other general merchandise categories. We have established strong relationships with our suppliers as our online retail business grows rapidly over time. As of December 31, 2019, we sourced products from over 24,000 suppliers.

Timely and reliable fulfillment is critical to our success. We believe we have the largest fulfillment infrastructure of any e-commerce company in China. Leveraging this nationwide fulfillment capability, we deliver a majority of the orders to customers by ourselves. In 2019, we further improved our efficiency in more cities, especially the less developed areas, as we continued to expand our same day and next day delivery service in these areas. Our fulfillment services have been proven to be highly reliable in response to customer needs, particularly in the event of business disruptions, such as during the recent COVID-19 outbreak.

We launched our online marketplace in October 2010, and have since then been continually adding third-party merchants and introducing new products and services, including premium international brands, to our customers. As of December 31, 2019, our online marketplace had over 270,000 third-party merchants, who are held to high standards for transacting with our customers. We aim to offer our customers with consistently high-quality online shopping experience regardless they purchase from us or third-party merchants. To this end, we require all third-party merchants to meet our strict standards for product authenticity and service reliability, and closely monitor their performance and activities on our online marketplace.

We provide a variety of digital marketing services to marketers on our e-commerce platform, including suppliers to our online retail business, third-party merchants on our online marketplace and other partners. Powered by AI technology, our digital marketing platform provides our marketing customers with comprehensive digital branding and performance-based marketing solutions and various effective measurement tools, which help them reach targeted audiences, attract and retain customers and improve their returns. Our digital marketing platform also features automatic marketing operation including online marketing message creation, targeting, bidding, deployment and budget allocation, which enables marketers to manage their digital marketing strategy and spending in a convenient and efficient manner.

We are exploring a variety of omni-channel initiatives to meet our customers’ ever-growing demand. We believe we are well-positioned to empower traditional offline retailers by capitalizing on our strong online presence, industry know-how and omni-channel technology and systems. We collaborate with Walmart on e-commerce by launching Walmart and Sam’s Club Flagship Stores on our platform and providing fulfillment solutions to them. Through our strategic partnership with Dada Nexus Limited, or Dada Group, a leading platform for local on-demand retail and delivery in China, Dada Group has been cooperating with JD Logistics to provide our customers with on-demand and last-mile delivery services of a wide selection of grocery and other fresh products through JD-Daojia. We are also exploring in the offline retail market through 7FRESH, our offline fresh food markets, experimenting on the omni-channel model.

Our proprietary and scalable technology platform enhances user experience, improves operating efficiency and supports the growth in our e-commerce business. Leveraging machine-learning technology and massive data sets amassed from online purchase behaviors, we curate personalized product recommendations and push targeted promotions. We utilize AI technology to refine our merchandise sourcing strategy, allowing us to efficiently manage our inventory and control cost. With consumer insights generated from big data analytics, we provide tailor-made products through customer-to-manufacturer production, which increase sales and enhance customer satisfaction.

Overview of Our Supply Chain-based Technologies and Services

Today, we are transforming to become a leading supply chain-based technology and service provider. We take a holistic view on the supply chain covering from upstream manufacturing and procurement, logistics, distribution and retail to end customers.

With our leading position in the retail industry, we have established strong relationships with numerous suppliers, brands and partners. We leverage such relationships and our retail technology capability to provide them with a variety of service solutions. Over the past decade, we have also built a highly scalable and reliable logistics infrastructure and technology platform for our retail business. We are opening up logistics infrastructure and technology platform to third parties with comprehensive logistic services and technology solutions.

Technology is crucial to our achievements today and continued success in the future. It enables better customer experience, more customer cost savings and higher efficiency, while it also serves as a foundation to export our capabilities to enhance productivity and innovation across a multitude of industries in China.

Logistics Services

We made our strategic decision in 2007 to invest in and build our own nationwide fulfillment infrastructure. As of December 31, 2019, our nationwide fulfillment infrastructure covered almost all counties and districts across China, with a network of over 700 warehouses with an aggregate gross floor area of approximately 16.9 million square meters in 89 cities, including warehouse space managed under the JD Logistics Open Warehouse Platform. In addition, we had a team of over 132,200 delivery personnel and 43,700 warehouse staff as of December 31, 2019. Our fulfillment infrastructure is powered by proprietary smart logistics and automation technologies, such as intelligent hardware, robotics, voice recognition, computer vision and deep learning, which allow us to continuously improve our operational efficiency. With full control of the logistics network and associated data flow, we are able to optimize operations and modularize processes so as to ensure scalability and efficiency.

Over the past decade, we have consistently provided superior fulfillment services to our online retail customers, which has been well supported by our self-operated integrated logistics infrastructure and technology platform. We also open up our leading logistics infrastructure to our third-party merchants and partners beyond our e-commerce business. We are expanding our logistics services to partners across various industries, as well as individual users. We provide services relating to almost all aspects of logistics operation, including warehousing management, storage, long-haul transportation, express and on-demand delivery and cold-chain and cross-border services, among others. We offer integrated supply chain management solutions to customers in various vertical markets. We also provide technology solutions for logistics operations to enable customers to transparently and effectively monitor, manage and optimize their logistic workflows.

Our Retail Technology Services and Other Technology Initiatives

Capitalizing on our retail data, infrastructure and technology, we commercialize our retail capability into services we offer to brands and partners in the retail industry. Through such services, we believe we can create, together with our partners, a more advanced and comprehensive retail ecosystem to reach and serve more consumers, wherever and whenever they shop.

We operate a technology service platform Kepler which provides comprehensive services for our partners to conduct online retail leveraging traffic on third-party channels. For example, we help brands set up Mini Programs on Tencent’s Weixin and provide one-stop services including mini-program creation, product selection and pricing, digital marketing, inventory management, fulfillment and customer services. Such services are especially valuable for brands with less sophisticated online retail experience but wish to boost sales through emerging mobile internet channels. In addition, powered by predictive analytics utilizing AI and big data, we also offer services to traditional brick-and-mortar retailers to optimize offline stores’ operation by recommending product selection based on local consumers’ preferences while managing stocks at optimum inventory level.

We have developed robust supply-chain based technology in three key areas, namely AI, Big data analytics and Cloud computing. We have world-class scientists and a large team of AI engineers. Our technology achievements have been well recognized globally and we strive to deliver best-in-class services to our customers and become the most trusted technology service provider in the industry. For example, we built a smart supply-chain platform NeuHub in April 2018, which consists of cloud-based AI infrastructure. It also includes application-level products supporting many use cases that are applicable to our business and ecosystem, as well as customers across industries.

Corporate Information

Our principal executive offices are located at 20th Floor, Building A, No. 18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, the People’s Republic of China. Our telephone number at this address is +86 10 8911-8888. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including (i) our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 15, 2020, as amended by Amendment No. 1 thereto filed with the SEC on May 29, 2020 (File No. 001-36450) and (ii) our current report on Form 6-K furnished to the SEC on June 5, 2020 (File No. 001-36450). See “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2020 Revision) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

As of the date of this prospectus, the authorized capital of our company is US$2,000,000 divided into 99,000,000,000 Class A ordinary shares with a par value of US$0.00002 each and 1,000,000,000 Class B ordinary shares with a par value of US$0.00002 each. As of May 29, 2020, we had 2,957,371,009 ordinary shares outstanding, comprising of 2,506,489,928 Class A ordinary shares and 450,881,081 Class B ordinary shares.

Our Memorandum and Articles of Association

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.

Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (i) any transfer of Class B ordinary shares or the voting power attached to Class B ordinary shares by a holder thereof to any person or entity that is not an Affiliate (as defined in our memorandum and articles of association) of such holder, or (ii) the transfer of a majority of the issued and outstanding voting securities or the voting power attached to such voting securities or the sale of all or substantially all of the assets of a holder of Class B ordinary shares that is an entity to any person or entity that is not an Affiliate of such holder, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. All Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares when Mr. Richard Qiangdong Liu ceases to be a director and the chief executive officer of our company, or in some other specified situations.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Dividends received by each Class B ordinary share and Class A ordinary share in any dividend distribution shall be the same.

Voting Rights. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our memorandum and articles of association. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to twenty votes. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder holding not less than 10% of the votes of the outstanding voting shares in our company present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, and holding shares which represent, in aggregate, not less than one-third of the votes attaching to the issued and outstanding voting shares in our company entitled to vote at general meetings. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or by our chairman or upon a request to the directors by one or more shareholders holding shares which represent, in aggregate, no less than one-third of the votes attaching to our voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Holders of the ordinary shares may, among other things, divide or consolidate their shares by ordinary resolution. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association.

Under our memorandum and articles of association, so long as the total issued and outstanding Class B ordinary shares constitute a majority of our aggregate voting rights and a majority of the total issued and outstanding Class A ordinary shares are held by the persons (exclusive of Max Smart Limited, Fortune Rising Holdings Limited, Mr. Richard Qiangdong Liu and their Affiliates) that were our shareholders immediately prior to the completion of our initial public offering, any amendments to our memorandum and articles of association and certain related party transactions between Mr. Richard Qiangdong Liu or any of his immediate family members or Affiliates, on one hand, and us on the other hand, require approval by both (i) holders of a majority of the total issued and outstanding Class A ordinary shares (exclusive of Max Smart Limited, Fortune Rising Holdings Limited, Mr. Richard Qiangdong Liu and their Affiliates) and (ii) holders of a majority of our aggregate voting rights.

Liquidation. On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may only be varied with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class or series.

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

General Meetings of Shareholders and Shareholder Proposals. Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our board of directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors or our chairman. Our board of directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow one or more of our shareholders holding shares representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Limitations on the Right to Own Shares. There are no limitations on the right to own our shares.

Transfer of Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the ordinary shares transferred are free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; or

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Directors’ Power to Issue Shares. Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not required to be open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this annual report, we currently intend to comply with the Nasdaq rules in lieu of following home country practice.

Register of Members. Under the Companies Law, we must keep a register of members and there should be entered therein:

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the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Proposed Amendments to Our Articles of Association

On June 1, 2020, we made an undertaking to the Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, pursuant to which we undertake to put forth resolutions in relation to the amendment of certain provisions of our current articles of association, or the Articles, to our shareholders at or before our next annual general meeting which is expected to be convened around mid-2021 after the consummation of the listing of our Class A ordinary shares on the Hong Kong Stock Exchange, such that:

•	we shall hold an annual general meeting every year;

•	we shall give our members 14 days’ written notice for general meetings of our company;

•	the minimum stake required to convene a general meeting and add resolutions to a meeting agenda will not be higher than 10% of the issued and outstanding shares of our company; and

•	the quorum for a general meeting of our company will be lowered from the current one-third of the aggregate voting power of our company to 10% of the aggregate voting power of our company.

In addition, we will be proposing to put forth another resolution at or before the next general meeting to amend the Articles, so that the quorum necessary for the transaction of the business of the directors shall be a majority of the members of the board of directors.

On June 1, 2020, an irrevocable deed of undertaking was made to the board of directors of our company by Max Smart Limited, a company wholly owned by our chairman and chief executive officer, Mr. Richard Qiangdong Liu and of which he is the sole director. Conditional upon the consummation of the listing of our Class A ordinary shares on the Hong Kong Stock Exchange, Max Smart Limited irrevocably confirms, warrants and undertakes to vote all of the ordinary shares of our company then held or controlled by it at the time of the general meeting in favor of those proposed amendments to the Articles described above, and will upon request execute a proxy form in favor of Mr. Richard Qiangdong Liu, as the chairman of our company, to vote all such ordinary shares accordingly.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

•	an acts which is illegal or ultra vires and is therefore incapable of ratification by the shareholders;

•	an act which, although not ultra vires, could only be effected duly if authorized by a special or qualified majority vote that has not been obtained; and

•	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, if our share capital is divided into more than one class of shares, we may, subject to any rights or restrictions for the time being attached to any class, materially adversely vary the rights attached to any class only with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Law, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Equity Securities

In June 2018, we issued 27,106,948 of our Class A ordinary shares to Google LLC for US$550 million.

On May 10, 2019, we renewed the strategic cooperation agreement with Tencent for a period of three years starting from May 27, 2019. We agreed to issue to Tencent a certain number of our Class A ordinary shares for a total consideration of approximately US$250 million at prevailing market prices at certain pre-determined dates during the subsequent three-year period, of which 8,127,302 and 2,938,584 of our Class A ordinary shares were issued in May 2019 and May 2020, respectively.

Debt Securities

In January 2020, we issued an aggregate of US$700 million unsecured senior notes due 2030, with a stated annual interest rate of 3.375%, and an aggregate of US$300 million unsecured senior notes due 2050, with a stated annual interest rate of 4.125%.

Registration Rights

Pursuant to the investor rights agreement entered into on June 20, 2016 with Newheight, a wholly-owned subsidiary of Walmart and an investor rights agreement entered into on June 18, 2018 with Google LLC, we have granted certain registration rights to Newheight and Google LLC, with respect to our registrable securities, which include our ordinary shares and ordinary shares issued as a dividend or other distribution therefor. Set forth below is a description of the registration rights. Newheight will be entitled to these registration rights only after the expiration of a period of sixty (60) months after June 20, 2016.

Demand Registration Rights

Subject to any applicable lock-up agreement they may enter into, Newheight and Google LLC have the right to demand that we file a registration statement to enable the sale of their registrable securities. We have the right to defer the filing of a registration statement up to 90 days if our board of directors determines in good faith that such registration and offering would be seriously detrimental to us and our shareholders, provided that we may not utilize this right more than once in any 12-month period and during such 90-day period, we shall not file a registration statement with respect to the public offering of our securities.

Piggyback Registration Rights

If we propose to file a registration statement for a public offering of our securities other than a registration (i) relating to any employee benefit plan, (ii) relating to corporate reorganization, (iii) on a form that does not include substantially the same information as would be required for registration of the registrable securities, or (iv) in which the only shares being registered are shares issuable upon conversion of debt securities that are also being registered, we must offer holders of our registrable securities an opportunity to include in the registration all or any part of their registrable securities. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriters may decide to exclude shares from the registration and the underwriting and to allocate the number of securities first to us and second to each of holders requesting for the inclusion of their registrable securities on a pro rata basis based on the total number of registrable securities held by each such holder and third, to holders of other securities of our company, provided that in no event may any registrable securities be excluded from such offering unless all other securities are first excluded.

Registration on Form F-3

Holders of our registrable securities have the right to request that we file a registration statement on Form F-3. We also have the right to postpone a registration pursuant to this request up to 90 days if our board of directors determines in good faith that it would be seriously detrimental to us for such registration statement to be filed, provided that we may not file a registration statement with respect to the public offering of our securities during such 90-day period. We may not utilize this right more than once in any 12-month period.

Expenses of Registration

We will pay all expenses (other than underwriting discounts and commissions) in connection with the demand registration, Form F-3 registration and piggyback registration including, among others, all registration and filing fees, printers’ and accounting fees, fees and disbursements of counsel for us, reasonable fees and disbursements of a single special counsel for the holders.

Termination of Registration

We have no obligations to effect any demand, piggyback or Form F-3 registration rights of Google LLC with respect to any registrable securities proposed to be sold by Google LLC more than two (2) years after the expiration of a period of twelve (12) months after June 18, 2018, or, if, in the opinion of counsel to our company, all such registrable securities proposed to be sold by Google LLC may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the U.S. Securities Act.

We have no obligations to effect any demand, piggyback or Form F-3 registration rights of Newheight with respect to any registrable securities proposed to be sold by Newheight more than two (2) years after the expiration of a period of sixty (60) months after June 20, 2016, or, if, in the opinion of counsel to our company, all such registrable securities proposed to be sold by Newheight may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the U.S. Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary issues the ADSs. Each ADS represents an ownership interest in two Class A ordinary shares which we deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. Each ADS also represents any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless specifically requested by you, all ADSs are issued on the books of our depositary in book-entry form and periodic statements are mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s principal executive office is located at 60 Wall Street, New York, New York 10005, United States of America.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, you are not treated as a shareholder of ours and you do not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee is actually the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. See “—Governing Law, Jurisdiction and Arbitration.”

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement on Form S-8 (File No. 333-198578) for our company. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•

Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. The depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•

Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•

Rights to Receive Additional Shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not furnish such evidence, the depositary may:

•	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

•	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•

Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

We cannot assure you that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of Deutsche Bank Trust Company Americas, as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of shares,

•	to give instructions for the exercise of voting rights at a meeting of holders of shares,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act in respect of other matters.

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from a holder with respect to any of the deposited securities represented by the ADSs of that holder on or before the date established by the depositary for such purpose, the depositary shall deem that holder to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Under our constituent documents the depositary would be able to provide us with voting instructions without having to personally attend meetings in person or by proxy. Such voting instructions may be provided to us via facsimile, email, mail, courier or other recognized form of delivery and we agree to accept any such delivery so long as it is timely received prior to the meeting. We will endeavor to provide the depositary with written notice of each meeting of shareholders promptly after determining the date of such meeting so as to enable it to solicit and receive voting instructions. In general, the depositary will require that voting instructions be received by the depositary no less than five business days prior to the date of each meeting of shareholders. Under our current memorandum and articles of association, the minimum notice period required to convene a general meeting is seven days. The depositary may not have sufficient time to solicit voting instructions, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Notwithstanding the above, we have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

•  to any person to whom ADSs are issued or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued

• Surrendering ADSs for cancellation and withdrawal of deposited securities	Up to US$0.05 per ADS surrendered

• Distribution of cash dividends	Up to US$0.05 per ADS held

• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held

• Operation and maintenance costs	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•

Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex, fax and electronic transmissions and for delivery of securities.

•

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery of ordinary shares on deposit or the servicing of ordinary shares, deposited securities and/or ADSs.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Deutsche Bank Trust Company Americas, as depositary, has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your

ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of any ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	none of the above.

Any of the cash, securities or other property the depositary receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days, notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must give ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 60 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 30 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the depositary. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. Six months or more after the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales (as long as it may lawfully do so), without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. After termination, our only obligations will be ongoing indemnity and any fee obligations to the depositary.

Limitations on Obligations and Liability to ADS Holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time, we or the depositary or its custodian may require:

•

payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•

the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdrawal shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

•

any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•	it performs its obligations under the deposit agreement and ADRs without gross negligence or bad faith;

•

it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of deposited securities or otherwise. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of the depositary. The depositary and the custodian(s) may use third-party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. Neither the depositary nor any of its agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or the company directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary may own and deal in any class of our securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•

appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law, Jurisdiction and Arbitration

The deposit agreement and the ADSs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding anything contained in the deposit agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other deposited securities, as such, shall be governed by the laws of the Cayman Islands (or, if applicable, such other laws as may govern the deposited securities).

By holding an ADS or an interest therein, registered holders of ADSs and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The depositary has the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in state or federal courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Shihui Partners, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the courts of the United States, although the courts of the Cayman Islands will, at common law, recognize and enforce a non-penal and non-punitive judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute in the circumstances described below. While there is no binding authority on this point, this is likely to include, in certain circumstances, a non-penal judgment of a United States court imposing a monetary award based on the civil liability provisions of the U.S. federal securities laws.

Maples and Calder (Hong Kong) LLP has further advised us that a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction; (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (3) is final; (4) is not in respect of taxes, a fine or a penalty; and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere. Neither the United States nor the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of judgments of courts of the United States or the PRC, respectively, in civil and commercial matters.

Shihui Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling shareholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Shihui Partners and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP may rely upon Shihui Partners with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this Prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 12/F China Life Financial Center, No. 23 Zhenzhi Road, Chaoyang District, Beijing 100026, People’s Republic of China.

The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 6/F DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai 200120, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•

our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 15, 2020, as amended by Amendment No. 1 thereto filed with the SEC on May 29, 2020 (File No. 001-36450);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	our current report on Form 6-K furnished to the SEC on June 5, 2020 (File No. 001-36450); and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

JD.com, Inc.

20th Floor, Building A, No. 18 Kechuang 11 Street

Yizhuang Economic and Technological Development Zone

Daxing District, Beijing 101111

The People’s Republic of China

+86 10 8911-8888

Attention: Investor Relations

JD.com, Inc.

133,000,000 Class A Ordinary Shares

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

BofA Securities	UBS	CLSA

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

BOCI	CCBI	China Renaissance	ICBCI	Jefferies

Joint Bookrunners and Joint Lead Managers

ABCI	BOCOM International	CMBI	Guotai Junan	Haitong International	Huatai International	Mizuho Securities	Nomura